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                                                                     Exhibit 2.1


                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT



                            Dated as of May 3, 2002

                                      Among

                                 MILACRON INC.,


                                  MILACRON B.V.


                                       And


                                 KENNAMETAL INC.






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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                    PURCHASE AND SALE OF THE SHARES; CLOSING;
                   AND POST-CLOSING PURCHASE PRICE ADJUSTMENT

SECTION 1.01.  Purchase and Sale of the Shares ...............................2
SECTION 1.02.  Closing Date ..................................................2
SECTION 1.03.  Transactions To Be Effected at the
                    Closing ..................................................3
SECTION 1.04.  Post-Closing Purchase Price Adjustment ........................3

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 2.01.  Organization and Standing .....................................7
SECTION 2.02.  Capital Stock of the Acquired Companies and
                    Their Respective Subsidiaries ............................8
SECTION 2.03.  Authority; Execution and Delivery;
                    Enforceability ...........................................9
SECTION 2.04.  No Conflicts or Violations; No Consents or
                    Approvals Required ......................................10
SECTION 2.05.  The Shares ...................................................11
SECTION 2.06.  Assets Other than Real Property Interests ....................12
SECTION 2.07.  Real Property ................................................12
SECTION 2.08.  Intellectual Property ........................................13
SECTION 2.09.  Contracts ....................................................16
SECTION 2.10.  Permits ......................................................20
SECTION 2.11.  Taxes ........................................................21
SECTION 2.12.  Litigation ...................................................23
SECTION 2.13.  Acquired Companies Benefit Plans .............................24
SECTION 2.14.  Compliance with Applicable Laws ..............................25
SECTION 2.15.  Financial Statements; Undisclosed
                    Liabilities .............................................27
SECTION 2.16.  Absence of Changes or Events .................................28
SECTION 2.17.  Sufficiency of Assets ........................................28
SECTION 2.18.  Acquired Companies Insurance .................................29
SECTION 2.19.  Euro-Affected Products and Services ..........................29

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 3.01.  Organization and Standing ....................................30
SECTION 3.02.  Authority; Execution and Delivery;
                    Enforceability ..........................................30



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                                                                  Contents, p. 2

SECTION 3.03.  No Conflicts or Violations; No Consents or
                    Approvals Required ......................................30
SECTION 3.04.  Parent Benefit Plans .........................................31
SECTION 3.05.  Insurance ....................................................32


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.01.  Organization and Standing ....................................33
SECTION 4.02.  Authority; Execution and Delivery;
                    Enforceability ..........................................33
SECTION 4.03.  No Conflicts or Violations; No Consents or
                    Approvals Required ......................................34
SECTION 4.04.  Proceedings ..................................................35
SECTION 4.05.  Securities Act ...............................................35
SECTION 4.06.  Availability of Funds ........................................35

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.  Covenants Relating to Conduct of Business ....................35
SECTION 5.02.  Access to Information ........................................39
SECTION 5.03.  Confidentiality ..............................................40
SECTION 5.04.  Reasonable Best Efforts ......................................40
SECTION 5.05.  Brokers or Finders ...........................................42
SECTION 5.06.  Employee Matters .............................................42
SECTION 5.07.  Tax Matters ..................................................43
SECTION 5.08.  Publicity ....................................................48
SECTION 5.09.  Resignations .................................................48
SECTION 5.10.  No Use of Certain Names ......................................48
SECTION 5.11.  No Further Financial Obligations .............................50
SECTION 5.12.  Support Services .............................................51
SECTION 5.13.  Post-Closing Information .....................................51
SECTION 5.14.  Litigation Matters ...........................................51
SECTION 5.15.  Certain Pre-Closing Matters ..................................52
SECTION 5.16.  Purchaser's Obligation to Obtain SEBI
               Exemption or Undertake Public Offer ..........................52
SECTION 5.17.  Commercial Arrangements ......................................53
SECTION 5.18.  No Negotiation ...............................................53
SECTION 5.19.  Indemnification Rights .......................................53
SECTION 5.20.  Intercompany Liabilities .....................................54
SECTION 5.21.  Notarization .................................................55
SECTION 5.22   Collection of French Accounts Receivable .....................55


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                                                                  Contents, p. 3

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party's Obligation ........................56
SECTION 6.02.  Conditions to Obligation of Purchaser ........................57
SECTION 6.03.  Conditions to Obligation of Seller ...........................58
SECTION 6.04.  Frustration of Closing Conditions ............................59

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.  Termination ..................................................59
SECTION 7.02.  Effect of Termination ........................................60

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01.  Tax Indemnification ..........................................60
SECTION 8.02.  Other Indemnification by Seller ..............................61
SECTION 8.03.  Other Indemnification by Purchaser ...........................63
SECTION 8.04.  Indemnification Procedures ...................................64
SECTION 8.05.  Limitations on Tax Indemnification ...........................67
SECTION 8.06.  Limitations on Indemnification ...............................67
SECTION 8.07.  Calculation of Indemnity Payments ............................70
SECTION 8.08.  Tax Treatment of Indemnification .............................70
SECTION 8.09.  Audit Adjustments Relating to Income Taxes ...................71
SECTION 8.10.  Parent's Guarantee of Indemnity ..............................71

                                   ARTICLE IX

                        NON-SOLICITATION; NON-COMPETITION

SECTION 9.01.  Covenant Not To Solicit for Employment .......................72
SECTION 9.02.  Covenant Not To Compete ......................................73
SECTION 9.03.  Permitted Activities of Seller and Parent ....................73


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                                                                  Contents, p. 4

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01.  Assignment ..................................................74
SECTION 10.02.  No Third-Party Beneficiaries ................................75
SECTION 10.03.  Expenses ....................................................75
SECTION 10.04.  Notices .....................................................75
SECTION 10.05.  Headings; Certain Definitions ...............................77
SECTION 10.06.  Counterparts; Notarization ..................................79
SECTION 10.07.  Integrated Contract; Exhibits/Schedules .....................80
SECTION 10.08.  Severability; Enforcement ...................................80
SECTION 10.09.  Governing Law ...............................................81
SECTION 10.10.  Consent to Jurisdiction .....................................81
SECTION 10.11.  Waiver of Jury Trial ........................................81
SECTION 10.12.  Amendments and Waivers ......................................82



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                                                                  Contents, p. 5

                            GLOSSARY OF DEFINED TERMS

                                                                     LOCATION OF
DEFINITION                                                         DEFINED TERMS

Acquired Companies ......................................................Recital
Acquired Companies Benefit Plans ............................... Section 2.13(a)
Acquired Companies Contracts ................................... Section 2.09(b)
Acquired Companies Insurance Policies .......................... Section 5.01(b)
Acquired Companies Intellectual Property ....................... Section 2.08(b)
Acquired Companies Material Adverse Effect .....................Section 10.05(b)
Acquired Companies Property ....................................... Section 2.07
Acquired Company ....................................................... Recital
Acquisition ....................................................... Section 1.01
Actions ........................................................... Section 5.14
Adjusted Purchase Price .........................................Section 1.04(c)
Affected Employee ...............................................Section 5.06(a)
affiliate ......................................................Section 10.05(b)
Agreement ..............................................................Preamble
Ancillary Agreements ...............................................Section 2.03
Applicable Law .....................................................Section 2.04
Articles .......................................................Section 10.05(a)
Business ...........................................................Section 9.02
business day ...................................................Section 10.05(b)
CBA .............................................................Section 5.06(f)
Closing ............................................................Section 1.02
Closing Date .......................................................Section 1.02
Closing Net Assets ..............................................Section 1.04(a)
Code ............................................................Section 2.11(a)
Confidentiality Agreement ..........................................Section 5.03
Consent ............................................................Section 2.04
Contract ...........................................................Section 2.04
Covered Persons ....................................................Section 9.01
Employment Regulations ..........................................Section 5.06(a)
Environmental Laws ..............................................Section 2.14(d)
Environmental Permits ...........................................Section 2.14(d)
ERISA ..............................................................Section 3.04
Euro ...........................................................Section 10.05(b)
Excluded Liabilities ...........................................Section 10.05(b)
Exhibits .......................................................Section 10.05(a)
Financial Statements ...............................................Section 2.15
Financing ..........................................................Section 4.06
Former Employee .................................................Section 5.06(e)
French Accounts Receivable .........................................Section 5.22
GAAP ...............................................................Section 2.15


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                                                                  Contents, p. 6


Geographic Area ....................................................Section 9.02
Governmental Entity ................................................Section 2.04
Group Insurance Policies ........................................Section 5.01(b)
Guaranteed Obligations ..........................................Section 8.10(a)
Guarantees .........................................................Section 5.11
Hazardous Materials .............................................Section 2.14(d)
including ......................................................Section 10.05(b)
Income Tax ......................................................Section 2.11(a)
Income Taxes ....................................................Section 2.11(a)
Indemnified Party ...............................................Section 8.04(i)
Indemnifying Party ..............................................Section 8.04(i)
Independent Expert ...........................................Section 1.04(b)(2)
Insurance Policies ..............................................Section 5.01(b)
Intellectual Property ...........................................Section 2.08(e)
Italian Actions ....................................................Section 5.14
Judgment ...........................................................Section 2.04
knowledge ......................................................Section 10.05(b)
Krupp Settlement Agreement .........................................Section 8.02
Krupp Stock Purchase Agreement .....................................Section 5.19
Leased Property ....................................................Section 2.07
License Agreement ...............................................Section 2.09(d)
Licensed Intellectual Property ..................................Section 2.08(b)
Liens ...........................................................Section 2.06(a)
Losses .............................................................Section 8.02
Milacron Germany ........................................................Recital
Milacron Germany Ordinary Shares ........................................Recital
Milacron Names ..................................................Section 5.10(a)
Net Assets ......................................................Section 1.04(d)
Notice of Objection ..........................................Section 1.04(b)(1)
Organizational Documents .......................................Section 10.05(b)
other bid ..........................................................Section 5.18
Owned Intellectual Property .....................................Section 2.08(a)
Owned Property .....................................................Section 2.07
Pension Plan .......................................................Section 3.04
Parent .................................................................Preamble
Parent Benefit Plans ...............................................Section 3.04
Parent Material Adverse Effect .....................................Section 3.03
Permits ............................................................Section 2.10
Permitted Liens .................................................Section 2.06(a)
person .........................................................Section 10.05(b)
Post-Closing Tax Period .........................................Section 5.07(f)
Pre-Closing Tax Period ..........................................Section 2.11(a)
Proceeding .........................................................Section 2.12
Public Offer .......................................................Section 5.16
Purchase Price .....................................................Section 1.01
Purchase Price Adjustment Payment Date .............................Section 5.10
Purchaser ..............................................................Preamble


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                                                                  Contents, p. 7

Purchaser Indemnitees ...........................................Section 8.01(a)
Purchaser Material Adverse Effect ..................................Section 4.01
Purchaser Tax Act ...............................................Section 8.01(a)
Receivables Agreement ...........................................Section 5.01(a)
Reference Net Assets ............................................Section 1.04(c)
Reference Statement ................................................Section 2.15
Release .........................................................Section 2.14(d)
SAK ................................................................Section 8.02
Schedules ......................................................Section 10.05(a)
SEBI ...............................................................Section 2.04
SEBI Regulations ...................................................Section 5.16
Sections .......................................................Section 10.05(a)
Seller .................................................................Preamble
Seller Defenses .................................................Section 8.10(c)
Seller Entities ....................................................Section 5.11
Seller Indemnitees ..............................................Section 8.01(b)
Separation Agreements ...........................................Section 2.09(d)
Settlement Agreement ............................................Section 6.02(d)
Share Purchase Agreement ........................................Section 6.02(d)
Shareholders' Agreement ............................................Section 8.02
Shares .................................................................Recitals
Statement .......................................................Section 1.04(a)
Straddle Period ..............................................Section 5.07(b)(i)
subsidiary .....................................................Section 10.05(b)
Supply Agreement ................................................Section 2.09(d)
Tax .............................................................Section 2.11(a)
Tax Claim .......................................................Section 8.04(b)
Tax Indemnified Party ...........................................Section 8.04(b)
Tax Indemnifying Party ..........................................Section 8.04(b)
Tax Return ......................................................Section 2.11(a)
Taxes ...........................................................Section 2.11(a)
Taxing Authority ................................................Section 2.11(a)
Technology ......................................................Section 2.08(e)
Third Party Claim ...............................................Section 8.04(i)
Total Assets ....................................................Section 1.04(d)
Total Liabilities ...............................................Section 1.04(d)
Transfer Taxes ..................................................Section 2.11(a)
Valenite ........................................................Section 2.09(d)
Valenite Distribution Agreement .................................Section 2.09(d)
Welfare Plan .......................................................Section 3.04
Werko ...........................................................Section 2.11(h)
Werko Acquisition Agreement ........................................Section 5.19
Widia Distribution Agreement ....................................Section 2.09(d)
Widia France ............................................................Recital
Widia France Ordinary Shares ............................................Recital
Widia Germany ...................................................Section 2.09(d)
Widia India .....................................................Section 2.02(a)


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                                                                  Contents, p. 8


Widia Italy .............................................................Recital
Widia Italy Ordinary Shares .............................................Recital
Widia Names .....................................................Section 5.10(b)
Widia Netherlands .......................................................Recital
Widia Netherlands Ordinary Shares .......................................Recital
Widia Spain .............................................................Recital
Widia Spain Ordinary Shares .............................................Recital
Widia U.K ...............................................................Recital
Widia U.K. Ordinary Shares ..............................................Recital

                            STOCK PURCHASE AGREEMENT

                    STOCK PURCHASE AGREEMENT dated as of May 3, 2002 (this
               "AGREEMENT"), among MILACRON INC., a Delaware corporation ("PARENT"), MILACRON B.V., a company organized under the laws of The Netherlands and an indirect wholly owned subsidiary of Parent ("SELLER"), and KENNAMETAL INC., a Pennsylvania corporation ("PURCHASER").

     WHEREAS Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, (i) all the existing ordinary shares ("the "MILACRON GERMANY ORDINARY SHARES") of Milacron Metalworking Technologies Holding GmbH, a company organized under the laws of the Federal Republic of Germany and a direct wholly owned subsidiary of Seller ("MILACRON GERMANY"), (ii) all the issued and outstanding ordinary shares, par value NLG 100 per share (the "WIDIA NETHERLANDS ORDINARY SHARES"), of Widia Nederland B.V., a company organized under the laws of The Netherlands and an indirect wholly owned subsidiary of Seller ("WIDIA NETHERLANDS"), (iii) all the issued and outstanding ordinary shares, nominal value PTS 1,000 per share (the "WIDIA SPAIN ORDINARY SHARES"), of Milacron Iberica S.L., a company organized under the laws of the Kingdom of Spain and a direct wholly owned subsidiary of Seller to be renamed Widia Iberica S.L. ("WIDIA SPAIN"), (iv) all the issued and outstanding ordinary shares, par value GBP 1 per share (the "WIDIA U.K. ORDINARY SHARES"), of Milacron U.K. Ltd., a company organized under the laws of England and Wales and a direct wholly owned subsidiary of Seller to be renamed Widia U.K. Ltd.("WIDIA U.K."), (v) all the issued and outstanding ordinary shares, nominal value FFR 100 per share (the "WIDIA FRANCE ORDINARY SHARES"), of Milacron France SAS, a company organized under the laws of the Republic of France and a direct wholly owned subsidiary of Seller to be renamed Widia France SAS ("WIDIA FRANCE"), and (vi) all the issued and outstanding ordinary shares (the "WIDIA ITALY ORDINARY SHARES" and, collectively with the Milacron Germany Ordinary Shares, the Widia Netherlands Ordinary Shares, the Widia Spain Ordinary Shares, the Widia U.K. Ordinary Shares and the Widia France Ordinary Shares, the "SHARES"), of Widia Italia S.r.l., a company organized under the laws of the Republic of Italy and a direct wholly owned subsidiary of Seller ("WIDIA ITALY" and, collectively with Milacron


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                                                                               2


Germany, Widia Netherlands, Widia Spain, Widia U.K. and Widia France, the "ACQUIRED COMPANIES", and each an "ACQUIRED COMPANY").


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein the parties hereby agree as follows:

                                    ARTICLE I

                    PURCHASE AND SALE OF THE SHARES; CLOSING;
                   AND POST-CLOSING PURCHASE PRICE ADJUSTMENT

     SECTION 1.01. PURCHASE AND SALE OF THE SHARES. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.02), Seller shall sell, transfer and (insofar as physically existing) deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of (euro)188,282,202 (the "PURCHASE PRICE"). The Purchase Price shall be subject to adjustment as provided in Section 1.04. Purchaser shall pay an amount equal to the Purchase Price to Seller on the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser at least two business days before the Closing Date. The purchase and sale of the Shares is referred to in this Agreement as the "ACQUISITION".

     SECTION 1.02. CLOSING DATE. The closing of the Acquisition (the "CLOSING") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the fifth business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 6.01, or, if on such day any other condition set forth in
Article VI has not been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), or at such other place, time and date as may be agreed by Seller and Purchaser; PROVIDED, that the Closing shall in no event take place prior to July 1, 2002, unless (x) prior to such date Purchaser shall have entered into a new credit facility in replacement of its existing senior credit facility or (y) Seller and Purchaser otherwise agree.

The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE". The Closing shall be deemed to be effective as of the close of business on the Closing Date.

     SECTION 1.03. TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

               (a) Seller shall (insofar as physically existing) deliver to Purchaser certificates representing the Shares and Seller and Purchaser shall duly execute (i) a notarial share transfer agreement with respect to the Milacron Germany Ordinary Shares, substantially in the form set forth in Exhibit A hereto, (ii) a notarial deed of transfer with respect to the Widia Netherlands Ordinary Shares, substantially in the form set forth in Exhibit B hereto, (iii) a notarial share transfer agreement with respect to the Widia Spain Ordinary Shares, substantially in the form set forth in Exhibit C hereto, (iv) a stock transfer agreement with respect to the Widia U.K. Ordinary Shares, substantially in the form set forth in Exhibit D hereto, (v) a share transfer agreement with respect to the Widia France Ordinary Shares, substantially in the form set forth in Exhibit E hereto, and (vi) a share transfer agreement with respect to the Widia Italy Ordinary Shares, substantially in the form set forth in Exhibit F hereto; and

               (b) Purchaser shall deliver to Seller, in the manner set forth in
          Section 1.01, immediately available funds in an amount equal to the Purchase Price.

     SECTION 1.04. POST-CLOSING PURCHASE PRICE ADJUSTMENT. (a) THE STATEMENT. Within 60 days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the "STATEMENT"), setting forth Net Assets (as defined in Section 1.04(d)) as of the close of business on the Closing Date ("CLOSING NET ASSETS") determined in accordance with the accounting principles, practices, methodologies and policies used in the preparation of the Reference Statement (as defined in Section 2.15), except as provided in Schedule 1.04(a). During such 60-day period, at Purchaser's request, Seller shall provide Purchaser a reasonable opportunity to inquire as to Seller's preparation of the Statement. After the Closing Date, at Seller's request, Purchaser shall assist, and shall cause the

Acquired Companies and their respective subsidiaries (as defined in Section 10.05(b)) to assist Seller and its representatives in the preparation of the Statement and shall provide Seller and its representatives any information reasonably requested and shall provide them access at all reasonable times to the personnel, properties, books and records of the Acquired Companies and their respective subsidiaries for such purpose.

     (b) OBJECTIONS; RESOLUTION OF DISPUTES. (1) Unless Purchaser notifies Seller in writing within 30 days after Seller's delivery of the Statement of any objection to any component of the computation of Closing Net Assets set forth therein (the "NOTICE OF OBJECTION"), such computation shall be final and binding. During such 30-day period Purchaser and its representatives shall be permitted to review the working papers of Seller relating to the Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein. Any Notice of Objection shall include only objections based on (i) mathematical errors in the computation of Closing Net Assets or (ii) Closing Net Assets not having been calculated in accordance with the consistent application of the accounting principles, practices, methodologies and policies used in the preparation of the Reference Statement (after taking into consideration the provisions of Schedule 1.04(a)). Seller and Purchaser acknowledge that (i) the sole purpose of the determination of Closing Net Assets is to adjust the Purchase Price so as to reflect the change in Net Assets from December 31, 2001, to the Closing Date and (ii) such change is to be measured on a totally consistent basis so that the calculation is to be done using the same accounting principles, practices, methodologies and policies used in the preparation of the Reference Statement, except as provided in Schedule 1.04(a).

     (2) If Purchaser provides the Notice of Objection to Seller within such 30-day period, Purchaser and Seller shall, during the 30-day period following Seller's receipt of the Notice of Objection, attempt in good faith to resolve Purchaser's objections. During the 30-day period following Seller's receipt of the Notice of Objection, Seller and its representatives shall be permitted to review the working papers of Purchaser and its representatives relating to the Notice of Objection and the basis therefor. If Purchaser and Seller are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to an internationally recognized public accounting firm mutually agreed upon by Purchaser and Seller (or, if Purchaser and Seller are unable to so agree within 10 days after the end of such 30-day period or the firm so selected declines to act, then Purchaser and Seller shall each select an internationally recognized public accounting firm and such firms shall jointly select a third internationally recognized firm to resolve the disputed matters (such determining firm being the "INDEPENDENT EXPERT")). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne 50% by Purchaser and 50% by Seller. After final determination of Closing Net Assets, Purchaser shall have no further right to make any claims against Seller in respect of any post-Closing Purchase Price adjustment hereunder.

     (c) ADJUSTMENT PAYMENT. The Purchase Price shall be increased by the amount by which Closing Net Assets exceed (euro)126,865,000 (the "REFERENCE NET ASSETS"), and the Purchase Price shall be decreased by the amount by which Closing Net Assets are less than the Reference Net Assets (the Purchase Price, as so increased or decreased, being hereinafter called the "ADJUSTED PURCHASE PRICE"). Within 10 days after Closing Net Assets have been finally determined in accordance with Section 1.04(b), (i) if the Purchase Price is less than the Adjusted Purchase Price, Purchaser shall pay to Seller an amount equal to such difference, together with interest thereon at a rate of 3% per annum from the Closing Date to the date of payment, and (ii) if the Purchase Price is greater than the Adjusted Purchase Price, Seller shall pay to Purchaser an amount equal to such difference, together with interest thereon at a rate of 3% per annum from the Closing Date to the date of payment. Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be.

     (d) NET ASSETS. The term "NET ASSETS" means Total Assets minus Total Liabilities. The terms "TOTAL ASSETS" and "TOTAL LIABILITIES" mean the total assets and total liabilities, respectively, of the Acquired Companies and their respective subsidiaries, calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line items comprising total assets and total liabilities, respectively, on the Reference Statement (except as provided in Schedule 1.04(a)); PROVIDED, HOWEVER, that Total Assets and Total Liabilities shall be adjusted to the extent necessary so as to exclude any purchase accounting adjustments to the accounting books and records for financial reporting purposes which may be recorded by the Acquired Companies or any of their respective subsidiaries as a result of the transactions contemplated by this Agreement. For purposes of the preparation of the Statement, Total Assets and Total Liabilities that are denominated in currencies other than the euro shall be translated into euro using (i) for the currencies set forth in Schedule 1.04(d), the applicable exchange rates set forth therein and (ii) for all other currencies, the exchange rates for the applicable currencies as of December 20, 2001, as reflected in the Financial Statements for December 31, 2001.

     (e) POST-CLOSING BOOKS AND RECORDS. Except for the consummation of the Closing, Purchaser and Seller agree that on the Closing Date itself the Acquired Companies shall, and shall cause their respective subsidiaries to, conduct their respective businesses in the ordinary course in a manner substantially consistent with past practice. Following the Closing, Purchaser shall not take any action with respect to the accounting books and records of any Acquired Company or any of its subsidiaries on which the Statement is to be based that is not consistent with the past practices of such Acquired Company and its subsidiaries and which would affect the Reference Statement or the Statement. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Reference Statement, except as a result of events occurring after the date of the Reference Statement and, in such event, only in a manner consistent with the past practices of the Acquired Companies and their respective subsidiaries.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to purchaser as to itself and the acquired companies and their respective subsidiaries, as applicable, as of the date hereof and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be made solely as of such earlier date), as follows (it being understood that for purposes of the following representations and warranties it is assumed that the transactions contemplated in Schedule 5.15 have been authorized by Seller and consummated as of the date hereof):

     SECTION 2.01. ORGANIZATION AND STANDING. (a) Seller is validly existing under the laws of The Netherlands. Each Acquired Company and each of its subsidiaries is validly existing and, to the extent such concept is known in the jurisdiction of its organization, in good standing under the laws of the jurisdiction of its organization, which jurisdiction is set forth opposite its name in Schedule 2.01. Each Acquired Company and each of its subsidiaries has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted. Each Acquired Company and each of its subsidiaries is duly qualified and, to the extent such concept is known in the jurisdiction of its organization, in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business of such Acquired Company or such subsidiary.

     (b) Seller has made available to Purchaser true and complete copies of the Organizational Documents (as defined in Section 10.05(b)) of each Acquired Company and each subsidiary of an Acquired Company, as in effect as of the date of this Agreement. The minute books and share record books of the Acquired Companies and their respective subsidiaries that are maintained by individuals appointed by Seller are true and complete in all material respects for the period from February 1, 1995 to the date of this

Agreement. As of the Closing Date, all such books will be in the possession of the Acquired Companies and their respective subsidiaries.

     (c) As of date of this Agreement, no bankruptcy or other insolvency proceedings against any of the Acquired Companies or any of their respective subsidiaries has been applied for nor has such application been rejected due to the lack of assets and, to the knowledge of Seller, none of the Acquired Companies and their respective subsidiaries has any intention of voluntarily initiating any bankruptcy or insolvency proceeding.

     (d) Widia Italy has been formed for the sole purpose of consummating the Acquisition and the other transactions contemplated by this Agreement. As of the Closing Date, Widia Italy will not have conducted any business other than the businesses transferred to it in accordance with the transactions outlined in
Schedule 5.15 and any business incidental thereto.

     SECTION 2.02. CAPITAL STOCK OF THE ACQUIRED COMPANIES AND THEIR RESPECTIVE SUBSIDIARIES. (a) Schedule 2.02 sets forth, for each of the Acquired Companies and their respective subsidiaries, to the extent applicable thereto, (i) the amount of its authorized capital stock, (ii) the par value of such capital stock, (iii) the number of shares of capital stock issued and outstanding as of the date of this Agreement, (iv) other than in the case of Widia (India) Limited, a company organized under the laws of the State of Karnataka, India ("WIDIA INDIA"), the record owners of all outstanding capital stock and (v) the number of ordinary shares of Widia India held of record as of the date of this Agreement by Meturit AG, a company organized under the laws of Switzerland and an indirect subsidiary of Milacron Germany. Except for the Shares, there are no shares of capital stock or other equity securities of any of the Acquired Companies issued, reserved for issuance or outstanding. Except as set forth in
Schedule 2.02, there are no shares of capital stock or other equity securities of any subsidiary of an Acquired Company issued, reserved for issuance or outstanding. The Shares and the ordinary shares of each subsidiary of an Acquired Company are duly authorized, validly issued, fully paid and non-assessable (e.g., meaning that there exist no obligations of the shareholders holding such shares to make additional contributions with respect to their ownership of such shares). Except as set forth in Schedule 2.02, there are no outstanding (x) contractual obligations of any of the Acquired Companies or any of their respective subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of an Acquired Company or a subsidiary of an Acquired Company, (y) options, warrants, convertible securities, subscriptions or other commitments or rights (including pre-emptive rights, other than such rights granted by Applicable Law) to acquire any shares of capital stock of any of the Acquired Companies or any of their respective subsidiaries or (z) Contracts (as defined in Section 2.04) to which Seller or any of the Acquired Companies is a party and which provide for the issuance, sale or transfer of any shares of capital stock or ordinary shares of any Acquired Company or any subsidiary of an Acquired Company.

     (b) Except for its interests in its subsidiaries and except for the ownership interests set forth in Schedule 2.02, none of the Acquired Companies and their respective subsidiaries owns, directly or indirectly, or has entered into a Contract to purchase any capital stock or ordinary shares of or other equity interests in any corporation, partnership or other person or is a member of or participant in any partnership, joint venture or similar person.

     (c) None of the outstanding equity securities of an Acquired Company or subsidiary of an Acquired Company has been issued in violation of Applicable Law.

     SECTION 2.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Seller has full corporate power and authority to execute this Agreement and the other agreements and instruments executed and delivered, or to be executed and delivered, in connection with this Agreement (the "ANCILLARY AGREEMENTS") to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated to be consummated by it by this Agreement and the Ancillary Agreements. Seller has taken all corporate action required by its Articles of Association to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the Acquisition and the other transactions contemplated to be consummated by it by this Agreement and the Ancillary Agreements. Seller has duly executed and delivered this

Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     SECTION 2.04. NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in Schedule 2.04, the execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated to be consummated by it by this Agreement and the Ancillary Agreements will not conflict with, or result in any material breach of or constitute a material default under, or result in the creation of any Lien (as defined in Section 2.06) upon any of the properties or assets of Seller, any of the Acquired Companies or any of the subsidiaries of any of the Acquired Companies under, any provision of (i) in the case of Seller, its Articles of Association and, in the case of the Acquired Companies and their respective subsidiaries, their comparable Organizational Documents, (ii) any material written contract, agreement or other legally binding instrument (such written contract, agreement or other legally binding instrument, whether or not material, a "CONTRACT") to which Seller, any of the Acquired Companies or any of the subsidiaries of any of the Acquired Companies is a party or by which any of their respective properties or assets is bound or (iii) any material award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Entity (as defined below) or by any arbitrator (such award, decision, injunction, judgment, order, ruling, subpoena or verdict, whether or not material, a "JUDGMENT") or material statute, law, ordinance, rule or regulation (such statute, law, ordinance, rule or regulation, whether or not material, an "APPLICABLE LAW") applicable to Seller, any of the Acquired Companies or any of the subsidiaries of any of the Acquired Companies or their respective properties or assets. No consent, approval or authorization ("CONSENT") of, or registration, declaration or filing with, any Federal, state, local, international or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body, including any authority, body or division of the European Union (a "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to Seller, any of the Acquired Companies or any of the subsidiaries of any of the Acquired Companies in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition and the other transactions contemplated by this Agreement (other than the transactions contemplated in Schedule 5.15), other than (A) compliance with and filings under the competition laws or regulations of the Federal Republic of Germany and any other applicable competition, antitrust or similar laws or regulations, (B) compliance with, and any filings, notifications and completion of any public offer requirements under, the securities laws of India and the rules and regulations of the Securities and Exchange Board of India ("SEBI") promulgated thereunder, (C) compliance with and filings and notifications under applicable Environmental Laws (as defined in Section 2.14(d)), (D) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (E) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of any of the Acquired Companies or any of their respective subsidiaries.

     SECTION 2.05. THE SHARES. Seller has good and valid title to the Shares (other than the Widia Netherlands Ordinary Shares), free and clear of all Liens, and will have good and valid title to the Widia Netherlands Ordinary Shares, free and clear of all Liens, on or prior to the Closing Date. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser at the Closing of certificates (insofar as physically existing) representing the Shares, duly endorsed by Seller, as the case may be, for transfer to Purchaser or due execution of a notarial share transfer agreement with respect to the Milacron Germany Ordinary Shares (substantially in the form set forth in Exhibit A hereto) and the title transfer documents with respect to the other Shares (substantially in the forms set forth in Exhibits B through F hereto), and upon Seller's receipt of the Purchase Price on the Closing Date, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates. Except as set forth in
Schedule 2.05, and other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

     SECTION 2.06. ASSETS OTHER THAN REAL PROPERTY INTERESTS. (a) One or more of the Acquired Companies or one or more of their respective subsidiaries has good and valid title to all the assets reflected on the Reference Statement or thereafter acquired, except for the existence of customary retention of title arrangements, and other than the assets set forth in Schedule 2.06 or otherwise disposed of since the date of the Reference Statement, in each case free and clear of all mortgages, liens, charges, claims, pledges, usufruct, attachments, transfers for security or other encumbrances of any kind (collectively, "LIENS"), except (i) such Liens as are set forth in Schedule 2.06, (ii) mechanics', carriers', workmens', repairmens', landlords' or other like Liens arising or incurred in the ordinary course of business and which do not materially impair the continued use and operation of the assets to which such Liens relate in the conduct of the business of the Acquired Companies and their respective subsidiaries as currently conducted, (iii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and which do not materially impair the continued use and operation of the assets to which such Liens relate in the conduct of the business of the Acquired Companies and their respective subsidiaries as currently conducted, (iv) Liens for Taxes (as defined in Section 2.11(a)) and other governmental charges that are not due and payable or that may thereafter be paid without penalty, (v) Liens that secure debt that is set forth in Schedule 2.06 and (vi) other imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Acquired Companies and their respective subsidiaries as currently conducted (the Liens described in clauses (i) through (vi) above, together with the Liens referred to in clauses (ii) through (vi) of Section 2.07, are referred to collectively as "PERMITTED LIENS").

     (b) This Section 2.06 does not relate to real property or interests in real property, such items being the subject of Section 2.07, or to Intellectual Property, which is the subject of Section 2.08.

     SECTION 2.07. REAL PROPERTY. Schedule 2.07 sets forth a list that includes all real property and interests in real property owned in fee by one or more of the Acquired Companies or one or more of their respective subsidiaries, in each case with a book value, as of December 31, 2001, in excess of (euro)100,000 (individually, an "OWNED PROPERTY"). Schedule 2.07 also sets forth a list that includes all real property and interests in real property leased by one or more of the Acquired Companies or one or more of their respective subsidiaries with respect to each of which the annual rental payments exceed (euro)40,000 (individually, a "LEASED PROPERTY"). One or more of the Acquired Companies or one or more of their respective subsidiaries has good and valid fee title to all Owned Property and valid leasehold interests and leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as an "ACQUIRED COMPANIES PROPERTY"), in each case, free and clear of all Liens, except for (i) Permitted Liens, (ii) such Liens as are set forth in Schedule 2.07, (iii) any lease, sublease or similar agreement which
(x) is set forth in Schedule 2.09 or (y) specifies annual rental payments of
(euro)40,000 or less, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or that would be apparent as part of a physical inspection of any Acquired Companies Property or of any land register or other public register pertaining thereto made prior to the Closing and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which one or more of the Acquired Companies or one or more of their respective subsidiaries has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clauses (iv), (v) or (vi) of the immediately preceding sentence materially impairs the continued use and operation of the Acquired Companies Property to which it relates in the conduct of the business of the Acquired Companies and their respective subsidiaries as currently conducted. This Section 2.07 does not relate to environmental matters, such matters being the subject of Sections 2.14(b), 2.14(c) and 2.14(d).

     SECTION 2.08. INTELLECTUAL PROPERTY. (a) Schedule 2.08 sets forth a list that includes all material Intellectual Property (as defined in Section 2.08(e)), owned, registered or filed by one or more of the Acquired Companies or one or more of their respective subsidiaries (all such Intellectual Property, whether or not material, is referred to in this Agreement as the "OWNED INTELLECTUAL PROPERTY"). With respect to the material Owned Intellectual Property that is registered or subject to an application for registration,
Schedule 2.08 sets forth a list that includes the jurisdictions where such Intellectual Property is registered or where applications have been filed, and all registration numbers. Except as set forth in Schedule 2.08, the Acquired Companies and their respective subsidiaries, collectively, are the sole owners of the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens, and have the right to use and sublicense, without payment to any other person, all the Owned Intellectual Property. The Acquired Companies and their respective subsidiaries, collectively, are the owners of the Technology of the Acquired Companies and their respective subsidiaries, free and clear of all Liens, other than Permitted Liens.

     (b) Schedule 2.08 also sets forth a list that includes all licenses of material Intellectual Property to one or more of the Acquired Companies or one or more of their respective subsidiaries (all such Intellectual Property, whether or not material, is referred to in this Agreement as the "LICENSED INTELLECTUAL PROPERTY", and together with the Owned Intellectual Property, the "ACQUIRED COMPANIES INTELLECTUAL PROPERTY"). Except as set forth in Schedule 2.08, none of the Acquired Companies or any of their respective subsidiaries has granted any license of any kind relating to any Acquired Companies Intellectual Property or any Technology (as defined in Section 2.08(e)) of the Acquired Companies and their respective subsidiaries, except nonexclusive licenses to end-users in the ordinary course of business. None of the Acquired Companies or any of their respective subsidiaries is bound by or a party to any option, license or similar Contract relating to any material Intellectual Property of any other person for the use of such Intellectual Property in the conduct of its business, except as set forth in Schedule 2.08 and except for license agreements relating to commercial computer software licensed to one or more of the Acquired Companies or one or more of their respective subsidiaries in the ordinary course of business. Except as set forth in Schedule 2.08, no claims are pending or, to the knowledge of Seller, threatened, as of the date of this Agreement against any of the Acquired Companies or any of their respective subsidiaries by any person claiming infringement by such Acquired Company or subsidiary of a proprietary right of such person in any Intellectual Property or Technology.

     (c) The Acquired Companies and their respective subsidiaries have paid all fees required to be paid, and have made all renewals required to be made, for the maintenance of their proprietary rights in the Owned Intellectual Property which is necessary for the conduct of the business of the Acquired Companies and their respective subsidiaries as currently conducted.

     (d) To the knowledge of Seller, as of the date of this Agreement, no third party is infringing in any material respect a proprietary right of any Acquired Company or a subsidiary of an Acquired Company in any Owned Intellectual Property or Technology of the Acquired Companies and their respective subsidiaries.

     (e) In this Agreement:

     "INTELLECTUAL PROPERTY" means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, trademarks (including product and grade designations that serve to identify source and are used in the Business of the applicable Acquired Company or subsidiary of an Acquired Company as of the date of this Agreement), trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, copyright registrations and copyright applications and all rights in Internet domain name registrations.

     "TECHNOLOGY" means any material trade secrets, inventions, know-how, formulae, customer lists, software, manufacturing information and data in whatever form, application, use and maintenance information and plans for products, procedures and processes.

     SECTION 2.09. CONTRACTS. (a) Except as set forth in Schedule 2.09 (and other than (x) this Agreement and any Ancillary Agreement, (y) Contracts entered into after the date of this Agreement in compliance with Section 5.01 and (z) Contracts reflecting the commercial arrangements outlined in Schedule 5.17), none of the Acquired Companies or any of their respective subsidiaries is a party to or bound by any:

          (i) employment agreement that has an aggregate annual liability for salary and bonuses in excess of (euro)150,000;

          (ii) (x) collective bargaining or collective labor agreement or (y) other Contract with any labor union or any workers council or similar body that confers pecuniary benefits to any employees of the Acquired Companies or their respective subsidiaries;

          (iii) covenant not to compete (other than (A) pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement and (B) any such covenant contained in any distribution or sales representation agreement with a distributor or sales representative, respectively) that materially limits the conduct of the business of the Acquired Companies and their respective subsidiaries, taken as a whole, as currently conducted;

          (iv) (A) continuing Contract for the future purchase of materials, supplies or equipment (other than purchase Contracts and orders for inventory in the ordinary course of business), (B) management, service, consulting or other similar Contract (other than Contracts for services in the ordinary course of business) or (C) advertising agreement or arrangement, in any such case which (x) has an aggregate future liability to any person (other than the Acquired Companies or any of their respective subsidiaries) in excess of (euro)150,000, (y) is not terminable by any of the Acquired Companies or any of their respective subsidiaries by notice of not more than 90 days for a cost of less than (euro)25,000 and (z) has a residual term as of the date of this Agreement of more than 6 months;

          (v) Contract under which one or more of the Acquired Companies or one or more of their respective subsidiaries has borrowed, or may borrow under committed credit lines, any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Acquired Companies or any of their respective subsidiaries) or any other note, bond, debenture or other evidence of indebtedness of one or more of the Acquired Companies or one or more of their respective subsidiaries (other than in favor of one or more of the Acquired Companies or one or more of their respective subsidiaries) in any such case which, individually, is in excess of (euro)70,000;

          (vi) Contract (including so-called take-or-pay or keep well agreements) under which (A) any person (other than the Acquired Companies or any of their respective subsidiaries) has directly or indirectly guaranteed indebtedness, liabilities or obligations of one or more of the Acquired Companies or one or more of their respective subsidiaries or (B) one or more of the Acquired Companies or one or more of their respective subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person, other than the Acquired Companies or any of their respective subsidiaries (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of
     (euro)70,000;

          (vii) material Contract granting a Lien upon any Acquired Companies Property, which Lien is not set forth in Schedule 2.07 or a Permitted Lien;

          (viii) Contract (other than this Agreement) with (A) Seller or any of its affiliates (other than the Acquired Companies or any of their respective subsidiaries), other than purchase or sale orders for supplies used in operations or for finished products in the ordinary course of business or (B) any officer or director of an Acquired Company or a subsidiary of an Acquired Company (other than the employment agreements covered by clause (i) above);

          (ix) lease, sublease or similar Contract with any person (other than the Acquired Companies or any of their respective subsidiaries) under which one or more of the Acquired Companies or one or more of their respective subsidiaries is a lessor or sublessor of, or makes available for use to any person (other than the Acquired Companies or any of their respective subsidiaries), (A) any Acquired Companies Property or (B) any portion of any premises otherwise occupied by one or more of the Acquired Companies or one or more of their respective subsidiaries that, in either case, specifies annual payments in excess of (euro)40,000;

          (x) lease, sublease or similar Contract with any person (other than the Acquired Companies or any of their respective subsidiaries) under which
     (A) one or more of the Acquired Companies or one or more of their respective subsidiaries is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) one or more of the Acquired Companies or one or more of their respective subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by an Acquired Company or a subsidiary of an Acquired Company, in any such case which lease or similar Contract specifies payments that on an annual basis exceed (euro)100,000 and is not terminable by any of the Acquired Companies or any of their respective subsidiaries by notice of not more than 90 days for a cost of less than (euro)10,000;

          (xi) joint venture, partnership or similar Contract providing for the sharing of profits, losses, costs or liabilities between an Acquired Company or a subsidiary of an Acquired Company and any other person (other than another Acquired Company or subsidiary of an Acquired Company);

          (xii) Contract providing for the hedging of risks relating to the prices or level of currencies or interest rates;

          (xiii) power of attorney that is effective and outstanding as of the date of this Agreement (other than a power of attorney given in the ordinary course of business with respect to routine Tax matters);

          (xiv) order issued by a Governmental Entity which requires any of the Acquired Companies and their respective subsidiaries to make annual payments to such Governmental Entity in excess of (euro)70,000, other than payments with respect to Taxes and payments relating to social security contributions;

          (xv) Contract with a distributor under which, in calendar year 2001, the applicable Acquired Company or subsidiary delivered products for payment in excess of (euro)150,000 in the aggregate; or

          (xvi) other Contract that provides for total aggregate payments by an Acquired Company or a subsidiary of an Acquired Company to any person (other than the Acquired Companies or any of their respective subsidiaries) of an amount in excess of (euro)250,000 and is not terminable by any of the Acquired Companies or any of their respective subsidiaries by notice of not more than 90 days for a cost of less than (euro)10,000 (other than purchase orders, sales orders and distribution agreements with distributors).

     (b) Except as set forth in Schedule 2.09, all Contracts required to be listed in Schedule 2.09 and all license Contracts with respect to the Acquired Companies Intellectual Property listed in Schedule 2.08 (such Contracts, the "ACQUIRED COMPANIES CONTRACTS") to which one or more of the Acquired Companies or one or more of their respective subsidiaries is a party are in all material respects valid, binding and in full force and effect and are in all material respects enforceable by the applicable Acquired Company or subsidiary of an Acquired Company in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. Except as set forth in Schedule 2.09, the Acquired Companies or their respective subsidiaries have performed all material obligations required to be performed by them to date under the Acquired Companies Contracts to which they are a party, and they are not in material breach or material default thereunder and, to the knowledge of Seller, no other party to any Acquired Companies Contract, as of the date hereof, is in material breach or material default thereunder.

     (c) Except as set forth in Schedule 2.09, to the knowledge of Seller, as of the date of this Agreement, none of the Acquired Companies or their respective subsidiaries that is a party to an Acquired Companies Contract has given to its counterparty notice of its intention or received written notice of a counterparty's intention to terminate such Acquired Companies Contract.

     (d) Seller has provided to Purchaser true and complete copies of (w) the License Agreement dated as of April 29, 2002 (the "LICENSE AGREEMENT"), among Valenite Inc., a Delaware corporation ("VALENITE"), and the Acquired Companies,
(x) the Supply Agreement dated as of April 29, 2002 (the "SUPPLY AGREEMENT"), between Cimcool Industrial Products B.V., a company organized under the laws of The Netherlands, and Widia GmbH, a company organized under the laws of the Federal Republic of Germany ("WIDIA GERMANY"), (y) the Distribution Agreement dated as of April 29, 2002 (the "WIDIA DISTRIBUTION AGREEMENT"), between Valenite and Widia Germany, under which Widia Germany is appointed a distributor of Valenite products and (z) the Distribution Agreement dated as of April 29, 2002 (the "VALENITE DISTRIBUTION AGREEMENT" and, collectively with the License Agreement, the Supply Agreement and the Widia Distribution Agreement, the "SEPARATION AGREEMENTS"), between Widia Germany and Valenite under which Valenite is appointed a distributor of Widia Germany products. Each of the Separation Agreements has been duly authorized, executed and delivered by each of the parties thereto. Notwithstanding anything to the contrary in this Agreement, none of the Separation Agreements shall constitute an Acquired Companies Contract or an Ancillary Agreement for purposes of this Agreement.

     SECTION 2.10. PERMITS. Except as set forth in Schedule 2.10, (i) all material certificates, licenses, permits, authorizations and approvals from any Governmental Entity ("PERMITS") are in all material respects validly held by one or more of the Acquired Companies or one or more of their respective subsidiaries, and each Acquired Company or subsidiary of an Acquired Company has complied in all material respects with the terms and conditions of the Permits held by such Acquired Company or subsidiary, (ii) during the past twelve months, none of the Acquired Companies or any of their respective subsidiaries has received written notice of any suit, action or proceeding relating to the revocation or material modification of any such Permits held by it and (iii) none of such Permits held by an Acquired Company or a subsidiary of an Acquired Company would reasonably be expected to be subject to suspension, material modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Acquisition. This Section 2.10 does not relate to environmental matters, such matters being the subject of Sections 2.14(b), 2.14(c) and 2.14(d).

     SECTION 2.11. TAXES. (a) For purposes of this Agreement:

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     "INCOME TAX" or "INCOME TAXES" shall mean (i) all income, corporation, trade, franchise, gains or similar Taxes imposed on or measured by income, profits, gains or similar items (ii) all other Taxes reported on a Tax Return that includes such Taxes and (iii) any interest, penalties and additions associated with the amounts described in clauses (i) and (ii) hereof.

     "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portions of all Straddle Periods (as defined in Section 5.07(b)) ending on the Closing Date.

     "TAX" or "TAXES" shall mean all forms of taxation imposed by any Taxing Authority, including income, corporation, trade, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value-added, ad valorem, transfer, recapture, withholding and other taxes of any kind, including any interest, penalties and additions thereto.

     "TAXING AUTHORITY" shall mean the government of any country or any political subdivision thereof, whether state or local, any agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

     "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

     "TRANSFER TAXES" shall mean all sales (including bulk sales), use, value-added, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to, the transactions effectuated pursuant to this Agreement (other than the transactions contemplated in Schedule 5.15).

     (b) Except as set forth in Schedule 2.11(b), (i) each Acquired Company and each of its subsidiaries has timely and properly filed or caused to be filed (taking into account any applicable extension periods) all material Tax Returns required to be filed by it, (ii) all Taxes shown as due and payable on such Tax Returns have been timely paid in full or will be timely paid in full by the due date thereof, (iii) there are no material liens for Taxes with respect to any of the assets or properties of any Acquired Company or any of its subsidiaries, except liens for (x) Taxes not yet due and payable and (y) Taxes to the extent provided for in the Reference Statement and (iv) each Acquired Company and each of its subsidiaries is in compliance in all material respects with all Applicable Laws with respect to the procedures concerning the filing of Tax Returns of such Acquired Company or subsidiary.

     (c) Except as set forth in Schedule 2.11(c), no material Tax Return of any Acquired Company or any of its subsidiaries is under audit by or with any Taxing Authority, and, to the knowledge of Seller, no written notice of such an audit has been received by any Acquired Company or any of its subsidiaries.

     (d) The relevant statute of limitations is closed with respect to the Federal Income Tax Returns required to be filed in the United States for the years through 1996 for the consolidated group of which Parent was the common parent as of December 31, 1999.

     (e) The Acquired Companies and their respective subsidiaries own no real property in the United States and conduct no trade or business in the United States for purposes of the Code.

     (f) To the knowledge of Seller, none of the Acquired Companies and their respective subsidiaries has paid or received any payments that constitute hidden profit distributions or constructive dividends.

     (g) To the knowledge of Seller, as of the date of this Agreement, none of the Acquired Companies and their respective subsidiaries has received any written notice of any assessment by a Taxing Authority that will result in a material change in the amount of Taxes owed by such Acquired Company or subsidiary with respect to any Acquired Companies Property.

     (h) As of December 31, 1998, Werkzeugfabrik GmbH, a company organized under the laws of the Federal Republic of Germany ("WERKO"), had a net operating loss carryforward of DM 125,500,427 for corporate taxes and DM 119,497,628 for trade taxes. Subsequently, Werko merged into Widia Germany, and such merger did not adversely affect the existence or amount of any such net operating loss carryforward existing at the time of such merger. Neither Parent nor any of its subsidiaries has taken any action that would adversely affect the ability of Widia Germany to carry forward any net operating losses it may have in Germany, except as a result of the absorption of such losses against income as permitted under Applicable Law.

     SECTION 2.12. LITIGATION. Except as set forth in Schedule 2.12(a), there is no material suit or legal or governmental action (each suit or legal or governmental action, whether or not material, a "PROCEEDING") pending or, to the knowledge of Seller, threatened against any of the Acquired Companies or any of their respective subsidiaries (in the case of a pending Proceeding, as to which a complaint has been served on an Acquired Company or a subsidiary of an Acquired Company) nor is there any Proceeding pursuant to which a person challenges the validity of or seeks to prevent or delay the consummation of the Acquisition. Except as set forth in Schedule 2.12(a), as of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Seller, threatened against any of the Acquired Companies or any of their respective subsidiaries (in the case of a pending Proceeding, as to which a complaint has been served on an Acquired Company or a subsidiary of an Acquired Company) that involves a product liability claim. Seller has delivered or made available to Purchaser, or will deliver or make available to Purchaser prior to the Closing Date, copies of all pleadings made as of the date of this Agreement by an Acquired Company or a subsidiary of an Acquired Company in connection with each pending Proceeding listed in Schedule 2.12(a).

     (b) Except as set forth in Schedule 2.12(b):

          (i) none of the Acquired Companies and their respective subsidiaries is a party or subject to or in default under any unsatisfied material Judgment; and

          (ii) Seller is not a party or subject to or in default under any unsatisfied material Judgment that primarily and specifically relates to the business of an Acquired Company or a subsidiary of an Acquired Company;

     (c) As of the date of this Agreement, except (x) as set forth in Schedule 2.12(c) and (y) for industrial actions or disputes relating to the Acquired Companies' and their respective subsidiaries' industries in general and not specifically to the Acquired Companies or their respective subsidiaries, (A) there has not been any labor strike by any employees of the Acquired Companies or their respective subsidiaries since January 1, 2001 and (B) since January 1, 2001, none of the Acquired Companies and their respective subsidiaries has received written notice of any material collective labor dispute or material collective grievance initiated by the employees of such Acquired Company or subsidiary.

     (d) This Section 2.12 does not relate to environmental matters, Intellectual Property matters or Acquired Companies Benefit Plans matters, such matters being the subject of Sections 2.14(b), 2.14(c) and 2.14(d), 2.08 and 2.13, respectively.

     SECTION 2.13. ACQUIRED COMPANIES BENEFIT PLANS. (a) Schedule 2.13(a) includes a list of each material employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan or program (other than a plan, scheme or program mandatory under Applicable Law), in each case maintained or contributed to, or required to be maintained or contributed to, by an Acquired Company or a subsidiary of an Acquired Company for the benefit of any present or former directors, officers or employees of an Acquired Company or a subsidiary of an Acquired Company (all the foregoing plans and programs, together with all such plans and programs of the other Acquired Companies and their respective subsidiaries being herein called "ACQUIRED COMPANIES BENEFIT PLANS"). Each Acquired Company and each subsidiary of an Acquired Company has delivered or made available to Purchaser copies of (i) each Acquired Companies Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by such Acquired Company or subsidiary and (ii) all reports of any Acquired Companies Benefit Plan filed with any Governmental Entity since January 1, 2000.

     (b) Each Acquired Companies Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by an Acquired Company or a subsidiary of an Acquired Company has been administered in all material respects in accordance with its terms. Each Acquired Company and each of its subsidiaries and all Acquired Companies Benefit Plans maintained or contributed to, or required to be maintained or contributed to, by such Acquired Company or its subsidiaries are in compliance in all material respects with Applicable Law. There is no pending or, to the knowledge of Seller, threatened material litigation relating to Acquired Companies Benefit Plans maintained or contributed to, or required to be maintained or contributed to, by an Acquired Company or a subsidiary of an Acquired Company.

     (c) Except as set forth in Schedule 2.13(c), no employee of an Acquired Company or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

     (d) Except as disclosed on, or reflected or reserved against in, the Reference Statement or the Statement, none of the Acquired Companies and their respective subsidiaries that have employees who are based in the Federal Republic of Germany has any material obligations to any Governmental Entity (including, the German Federal Labor Authority) with respect to any terminated employees under Section 147(a) of the German Social Security Code III.

     SECTION 2.14. COMPLIANCE WITH APPLICABLE LAWS. (a) Except as set forth in
Schedule 2.14(a), each Acquired Company and each of its subsidiaries is in compliance in all material respects with all Applicable Laws. This

Subsection 2.14(a) does not relate to matters with respect to Taxes, which are the subject of Section 2.11, to environmental matters, which are the subject of Sections 2.14(b), 2.14(c) and 2.14(d), or to Acquired Companies Benefit Plans matters, which are the subject of Section 2.13.

     (b) Except as set forth in Schedule 2.14(b), (i) each Acquired Company and each of its subsidiaries is in compliance in all material respects with all Environmental Laws, (ii) each Acquired Company and each of its subsidiaries possesses and is in compliance in all material respects with all Environmental Permits required for the conduct of its operations, (iii) there are no current or pending Proceedings against any of the Acquired Companies or any of their respective subsidiaries alleging a violation of Environmental Law that would result in a material liability of such Acquired Company or subsidiary, (iv) there has been no Release of any Hazardous Materials by any of the Acquired Companies or any of their respective subsidiaries (A) at any Owned or Leased Property or (B) at any property formerly owned or operated by such Acquired Company or subsidiary during the time period of ownership or operation of such property by such Acquired Company or subsidiary, in each case, that would reasonably be expected to result in a material liability of such Acquired Company or subsidiary under any Environmental Law, (v) as of the date of this Agreement, none of the Acquired Companies and their respective subsidiaries has received any written notice (which is outstanding or which has not been otherwise resolved) alleging any material violation of or material liability under any Environmental Law, including any material liability with respect to sites to which any of the Acquired Companies or any of their respective subsidiaries has sent Hazardous Materials for storage, treatment or disposal,
(vi) there are no underground storage tanks containing Hazardous Materials located at any Owned or Leased Property, except in compliance in all material respects with Environmental Laws, (vii) no lien imposed by Environmental Laws exists on any Owned or Leased Property and (viii) as of the date of this Agreement, no portion of any Owned or Leased Property is the subject of any current or pending cleanup, remediation, removal or similar response action ordered by any Governmental Entity, or to the knowledge of Seller, any current or pending investigation by any Governmental Entity, with respect to contamination by any Hazardous Materials thereat.

     (c) Except as set forth in Schedule 2.14(c), as of the date of this Agreement, there are no Phase I or Phase II environmental site assessments with respect to any Acquired Companies Property that have been commissioned by Parent, Seller or any of the Acquired Companies and their respective subsidiaries since January 1, 1999.

     (d) For purposes of this Agreement:

          "ENVIRONMENTAL LAWS" means any Applicable Law and any orders, decrees, judgments or other binding agreements issued or entered into by any Governmental Entity relating to pollution, the protection of the environment or the management, generation or Release of Hazardous Materials, in each case applicable to the relevant Acquired Company or the relevant subsidiary of an Acquired Company.

          "ENVIRONMENTAL PERMITS" means any permit, license, consent, approval or other authorization by any Governmental Entity required pursuant to any Environmental Law.

          "HAZARDOUS MATERIALS" means petroleum and petroleum products (including crude oil and any fractions thereof), asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, radioactive substances or any other material, substance or waste which otherwise is regulated by any Environmental Law.

          "RELEASE" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     SECTION 2.15. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Schedule 2.15A sets forth the unaudited combined statement of net assets of the Acquired Companies and their respective subsidiaries as of December 31, 2001 (the "REFERENCE STATEMENT"), the unaudited combined statements of net assets of the Acquired Companies and their respective subsidiaries as of December 31, 2000 and 1999 and the unaudited combined statements of operations of the Acquired Companies and their respective subsidiaries for the twelve-month periods ended December 31, 2001 and 2000 (such financial statements, the "FINANCIAL STATEMENTS"). Except (x) for the absence of notes to the Financial Statements,

(y) for the absence of combined statements of cash flow of the Acquired Companies and their respective subsidiaries and (z) as set forth in Schedule 2.15B, the Financial Statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") utilizing customary accounting policies and practices of the Acquired Companies and/or Parent or Seller consistently applied and on that basis fairly present in all material respects the financial condition and results of operations of the Acquired Companies and their respective subsidiaries on a combined basis as of the respective dates thereof and for the respective periods indicated. There are no material liabilities (whether absolute, contingent or otherwise) of the Acquired Companies and their respective subsidiaries of a nature required by GAAP to be reflected on a combined balance sheet of the Acquired Companies and their respective subsidiaries, except (i) as disclosed on, or reflected or reserved against in, the Reference Statement, (ii) as set forth in Schedule 2.15B, (iii) for items set forth in Schedule 2.15C, (iv) as required to be disclosed on, or reflected or reserved against in, the Statement in accordance with the provisions of Section 1.04 (including Schedule 1.04(a)) and (v) for Taxes. This representation shall not be deemed breached as a result of a change in law or GAAP after the Closing Date.

     SECTION 2.16. ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule 2.16, since the date of the Reference Statement there has not been an Acquired Companies Material Adverse Effect. Purchaser acknowledges that there may be disruption to the Acquired Companies' and their respective subsidiaries' business as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby, and Purchaser agrees that any such disruption does not and shall not constitute a breach of this Section 2.16. Except as set forth in Schedule 2.16, from the date of the Reference Statement to the date of this Agreement, the Acquired Companies and their respective subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.01(a).

     SECTION 2.17. SUFFICIENCY OF ASSETS. Assuming Purchaser has the ability to provide to the Acquired Companies and their respective subsidiaries all services and access to capital currently provided to them by Parent and its subsidiaries (other than the Acquired Companies and their respective subsidiaries), the assets owned or leased by the Acquired Companies and their respective subsidiaries, together with the commercial arrangements outlined in Schedule 5.17, the Separation Agreements and the rights of Purchaser and its affiliates under this Agreement and any Ancillary Agreements, are sufficient to conduct, immediately following the Closing, the business of the Acquired Companies and their respective subsidiaries as it is currently being conducted.

     SECTION 2.18. ACQUIRED COMPANIES INSURANCE. As of the date of this Agreement, none of the Acquired Companies and their respective subsidiaries has received, since January 1, 2001, any written notice of cancellation or nonrenewal with respect to any Acquired Companies Insurance Policy (as defined in Section 5.01(b)) which has not been replaced on substantially similar terms prior to the date of such cancellation and all premiums due and payable thereon have been paid (other than any retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the date hereof). Each of the Acquired Companies and their respective subsidiaries has complied in all material respects with the provisions of the Acquired Companies Insurance Policies applicable to such person.

     SECTION 2.19. EURO-AFFECTED PRODUCTS AND SERVICES. The software and hardware systems of the Acquired Companies and their respective subsidiaries that are organized in a member state of the European Union that has adopted the euro are capable of processing transactions in euro.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be made solely as of such earlier date), as follows:

     SECTION 3.01. ORGANIZATION AND STANDING. Parent is validly existing and in good standing under the laws of the State of Delaware.

     SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Parent has full corporate power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to perform its obligations under this Agreement and such Ancillary Agreements. Parent has taken all corporate action required by its Restated Certificate of Incorporation and By-laws, as amended to the date of this Agreement, to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the performance of its obligations under this Agreement and such Ancillary Agreements. Parent has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     SECTION 3.03. NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in Schedule 3.03, the execution and delivery by Parent of this Agreement do not, the execution and delivery by Parent of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the performance of its obligations under this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) its Restated Certificate of Incorporation or By-laws, as amended to the date of this Agreement, (ii) any Contract, to which Parent is a party or by which any of its properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Parent, other than, in the case of clauses (ii) and (iii) above, any such items that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations under this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party (a "PARENT MATERIAL ADVERSE EFFECT"). No Consent of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party other than (A) compliance with and filings under the competition laws or regulations of the Federal Republic of Germany and any other applicable competition, antitrust or similar laws or regulations, (B) compliance with, and any filings, notifications and completion of any public offer requirements under, the securities laws of India and the rules and regulations of SEBI promulgated thereunder, (C) compliance with and filings and notifications under applicable Environmental Laws, (D) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (E) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.04. PARENT BENEFIT PLANS. (a) Schedule 3.04 includes a list of each material "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "PENSION PLAN"), material "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "WELFARE PLAN") and each other material employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan or program, in each case, maintained or contributed to, by Parent or any of its subsidiaries (other than solely by the Acquired Companies or any of their respective subsidiaries) for the benefit of any present or former directors, officers or employees of any of the Acquired Companies or any of their respective subsidiaries (all the foregoing being herein called "PARENT BENEFIT PLANS"). Parent has delivered or made available to Purchaser copies of each Parent Benefit

Plan maintained or contributed to, or required to be maintained or contributed to, by Parent.

     (b) Each Parent Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered would not, individually or in the aggregate, reasonably be expected to have an Acquired Companies Material Adverse Effect. Each Parent Benefit Plan is in compliance with Applicable Law, except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have an Acquired Companies Material Adverse Effect. There is no pending or, to the knowledge of Parent, threatened litigation relating to Parent Benefit Plans, except for such litigation that would not, individually or in the aggregate, reasonably be expected to have an Acquired Companies Material Adverse Effect.

     SECTION 3.05. INSURANCE. (a) Except as set forth in Schedule 3.05, as of the date of this Agreement, neither Parent nor Seller has received, since January 1, 2001, any written notice of cancellation or nonrenewal of any Group Insurance Policy (as defined in Section 5.01(b)) which has not been replaced on substantially similar terms prior to the date of such cancellation and all premiums due and payable thereon have been paid (other than any retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the date hereof). To the knowledge of Parent, each of Parent and Seller has complied with the provisions of the Group Insurance Policies applicable to such person, except for any such noncompliance that would not, individually or in the aggregate, reasonably be expected to have an Acquired Companies Material Adverse Effect.

     (b) In Parent's judgment, the Insurance Policies (as defined in Section 5.01(b)) are maintained in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Acquired Companies and their respective subsidiaries.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be made solely as of such earlier date), as follows:

     SECTION 4.01. ORGANIZATION AND STANDING. Purchaser is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Acquisition (a "PURCHASER MATERIAL ADVERSE EFFECT").

     SECTION 4.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Purchaser has full corporate power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby (other than the transactions contemplated in Schedule 5.15). Purchaser has taken all corporate action required by its Organizational Documents to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the Acquisition and the other transactions contemplated hereby and thereby (other than the transactions contemplated in Schedule 5.15). Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     SECTION 4.03. NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby (other than the transactions contemplated in Schedule 5.15) will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the Organizational Documents of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition and the other transactions contemplated by this Agreement (other than the transactions contemplated in Schedule 5.15) other than (A) compliance with and filings under the competition laws or regulations of the Federal Republic of Germany and any other applicable competition, antitrust or similar laws or regulations, (B) compliance with, any filings, notifications and completion of any public offer requirements under, the securities laws of India and the rules and regulations of SEBI promulgated thereunder, (C) compliance with and filings and notifications under applicable Environmental Laws, (D) those that may be required solely by reason of Seller's (as opposed to any third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (E) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.04. PROCEEDINGS. There are not any (a) Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, (b) investigations by any Governmental Entity that are pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or (c) any outstanding Judgments against Purchaser or any of its subsidiaries that, in any such case, would, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.05. SECURITIES ACT. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

     SECTION 4.06. AVAILABILITY OF FUNDS. Purchaser has cash available or has existing borrowing facilities which together are sufficient to enable it to consummate the Acquisition and the other transactions contemplated by this Agreement and each Ancillary Agreement. Copies of any such facilities have been provided or made available to Seller. The financing required to consummate the Acquisition and the other transactions contemplated by this Agreement (other than the transactions contemplated in Schedule 5.15) is referred to in this Agreement collectively as the "FINANCING". As of the date of this Agreement, Purchaser does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Purchaser on a timely basis to consummate the Acquisition and the other transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. COVENANTS RELATING TO CONDUCT OF BUSINESS. (a) Except for matters (x) set forth in Schedule 5.01(a), (y) expressly agreed to by Purchaser or (z) otherwise contemplated by the terms of this Agreement, from the date of this Agreement to the Closing Date, Seller shall cause the Acquired Companies and their respective subsidiaries to conduct their respective businesses in the ordinary course in a manner consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve their material business relationships with customers, suppliers, distributors and others with whom they deal in the ordinary course of business. In addition, except as set forth in Schedule 5.01(a) or otherwise contemplated by the terms of this Agreement, Seller shall not cause any of the Acquired Companies or any of their respective subsidiaries to do any of the following without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

          (i) amend its articles of association or other comparable Organizational Documents;

          (ii) declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock; PROVIDED, HOWEVER, that (A) at any time prior to the close of business on the Closing Date, Seller will be allowed to withdraw or cause to be withdrawn any cash balances of the Acquired Companies and their respective subsidiaries, (B) dividends and distributions may continue to be made by the subsidiaries of each Acquired Company to such Acquired Company or to other wholly owned subsidiaries of such Acquired Company and (C) dividends and distributions of cash and cash equivalents may continue to be made by (x) the Acquired Companies to Seller and (y) Widia India to its shareholders;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon the exercise of outstanding options) or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) adopt or amend in any material respect any Acquired Companies Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by an Acquired Company or a subsidiary of an Acquired Company in respect of any Affected Employee (as defined in Section 5.06(a)) or Former

     Employee (as defined in Section 5.06(d)), except as required by Applicable Law;

          (v) grant to any executive officer or other key employee of an Acquired Company or a subsidiary of an Acquired Company any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements and except for any increases or bonuses for which Seller shall be solely obligated;

          (vi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

          (vii) subject any of the assets owned by an Acquired Company or a subsidiary of an Acquired Company as of the date of this Agreement to any Lien of any nature whatsoever that would have been required to be set forth in Schedule 2.06 or 2.07 if existing on the date of this Agreement;

          (viii) waive any claims or rights of material value;

          (ix) make any change in any method of accounting or accounting practice or policy other than those required or permitted by GAAP or required by Applicable Law;

          (x) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material to the Acquired Companies and their respective subsidiaries, taken as a whole;

          (xi) make or incur any capital expenditure, other than capital expenditures (A) set forth in Schedule 5.01(a)(xi) or (B) which, individually, is not in excess of (euro)50,000;

          (xii) sell, lease, license or otherwise dispose of any asset that is material to the Acquired Companies and their respective subsidiaries, taken as a whole, except (A) inventory and obsolete or excess equipment or machinery sold or disposed of in the ordinary course of business, (B) leases set forth in Schedule 5.01(a)(xii) and (C) sales, leases, licenses or other disposals of assets to an Acquired Company or a subsidiary of an Acquired Company;

          (xiii) enter into any lease, or renew any existing lease, of real property, except (A) any lease or renewal of lease set forth in Schedule 5.01(a)(xiii) and (B) any lease, or renewal of lease, which, individually, provides for rental payments not in excess of (euro)50,000 for the term of such lease or renewal;

          (xiv) (A) terminate the Receivables Agreement dated as of December 27, 2001 (the "RECEIVABLES AGREEMENT") among Widia India, ICICI Bank of India and HDFC Bank or (B) amend or otherwise modify the Receivables Agreement in a way that would reasonably be expected to have a material adverse effect on the financial condition of Widia India;

          (xv) settle or compromise any suit, other than the WIS Litigation (as defined in Schedule 2.12) in accordance with the Settlement Agreement (as defined below), or other litigation matter or matter constituting the subject matter of an arbitration proceeding on terms which would require Purchaser to take any action, assume any liability or forego any right;

          (xvi) terminate, amend or otherwise modify any of the Separation Agreements;

          (xvii) terminate, amend or otherwise modify the Settlement Agreement or the Share Purchase Agreement (as defined below), in each case, on terms which would require Purchaser to take any action, assume any liability or forego any right; or

          (xviii) agree, whether in writing or otherwise, to do any of the foregoing.

     (b) Parent and Seller shall keep all insurance policies currently maintained by Seller or Parent, as applicable, with respect to the Acquired Companies and their respective subsidiaries and their respective assets and properties (the "GROUP INSURANCE POLICIES"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date; it being understood that any and all Group Insurance Policies are owned and maintained by Parent, Seller and their respective affiliates (other than the Acquired Companies and their respective subsidiaries) and none of Purchaser, the Acquired Companies or their respective subsidiaries will have any rights under such insurance policies from and after the Closing Date. Seller shall cause to be kept all insurance policies currently maintained by the Acquired Companies and their respective subsidiaries with respect to themselves and their respective assets and properties (the "ACQUIRED COMPANIES INSURANCE POLICIES" and, together with the Group Insurance Policies, the "INSURANCE POLICIES"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Purchaser acknowledges that, subsequent to the Closing, neither Seller nor Parent shall have any responsibility to maintain, or cause to be maintained, in full force and effect any of the Insurance Policies or obtain any suitable replacement therefor covering any loss, liability, claim, damage or expense of the Acquired Companies or any of their respective subsidiaries.

     SECTION 5.02. ACCESS TO INFORMATION. Seller shall cause the Acquired Companies and their respective subsidiaries to afford, to the extent permitted under Applicable Law, to Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to the personnel, properties, books, Contracts, commitments and records of the Acquired Companies and their respective subsidiaries (such reasonable access to include (x) the delivery of monthly unaudited combined statements of net assets and monthly unaudited combined statements of operations, in each case, of the Acquired Companies and their respective subsidiaries, similar to the ones for January 2002, February 2002 and March 2002 made available to Purchaser prior to the date of this Agreement and (y) the provision to a special transition team of Purchaser comprised of the individuals set forth in Schedule 5.02 of office space and support at the Essen facility of Widia Germany); PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of the Acquired Companies and their respective subsidiaries.

     SECTION 5.03. CONFIDENTIALITY. Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Parent (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Acquired Companies and their respective subsidiaries; PROVIDED, HOWEVER, that Purchaser acknowledges that any and all other information provided to it by Parent, Seller or their respective representatives concerning Parent, Seller or any of their respective subsidiaries (other than the Acquired Companies and any of their respective subsidiaries) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

     SECTION 5.04. REASONABLE BEST EFFORTS. (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all actions and doing all things necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing and cooperating with the other party to that end. Each of Seller and Purchaser shall not, and shall not permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

     (b) Without limiting Section 5.04(a), each of Seller and Purchaser shall use reasonable best efforts to prepare all documentation, to effect all filings and to obtain all Consents and Permits of all Governmental Entities necessary to consummate the Acquisition as promptly as practicable following the execution and delivery of this Agreement. Each of Parent, Seller and Purchaser agrees that it will consult with the other with respect to obtaining the Consents and Permits referred to in the immediately preceding sentence and will keep each other apprised of the status of material matters relating to the consummation of the Acquisition. For purposes of this Section 5.04, the

"reasonable best efforts" of Purchaser shall include promptly opposing any motion or action for a temporary, preliminary or permanent injunction against the Acquisition, but shall not require Purchaser or its affiliates to (x) enter into a consent decree or (y) commit, in each case, to hold separate or divest any products and assets of any of the Acquired Companies and any of their respective subsidiaries or Purchaser and its affiliates, as the case may be, as may be required by any Governmental Entity.

     (c) Purchaser acknowledges that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to Contracts to which an Acquired Company or a subsidiary of an Acquired Company is a party and that such consents and waivers have not been obtained. Purchaser agrees that Seller and its affiliates shall not have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof. Purchaser further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent or waiver, (ii) any such termination or (iii) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any such termination. Prior to the Closing, Seller shall, and shall cause each of the Acquired Companies and each subsidiary of an Acquired Company to, cooperate with Purchaser, upon the request of Purchaser, in any reasonable manner in connection with Purchaser obtaining any such consents and waivers; PROVIDED, HOWEVER, that such cooperation shall not include any requirement of Seller or any of its affiliates (including the Acquired Companies and their respective subsidiaries) to expend money, commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Notwithstanding anything to the contrary in this
Section 5.04(c), on or prior to the Closing Date, Seller shall have caused to be terminated all obligations of Milacron Germany under the Credit Agreement (as defined in Schedule 2.04 hereto).

          SECTION 5.05. BROKERS OR FINDERS. Each of Purchaser, Parent and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Parent and Seller, Credit Suisse First Boston Corporation, whose fees and expenses will be paid by Parent and, as to Purchaser and its affiliates, Lehman Brothers, Inc., whose fees and expenses will be paid by Purchaser.

          SECTION 5.06. EMPLOYEE MATTERS. (a) GENERAL OBLIGATION. On and after the Closing Date, Purchaser shall cause each of the Acquired Companies and their respective subsidiaries to comply with the terms of all applicable provisions of governing trust deeds and rules, existing employee agreements, agreements with workers councils or similar bodies, collective bargaining and collective labor agreements and any other contractual commitments relating to any Affected Employee (collectively, the "EMPLOYMENT REGULATIONS") to which an Acquired Company or a subsidiary of an Acquired Company is a party or by which it is bound. In addition, on and after the Closing Date, Purchaser shall cause each of the Acquired Companies and their respective subsidiaries to comply with all Applicable Laws relating to the employment of the Affected Employees. For purposes of this Agreement, "AFFECTED EMPLOYEE" means each individual who is employed by an Acquired Company or a subsidiary of an Acquired Company on the Closing Date, including any such individuals on approved leave of absence (including maternity and paternity leave, vacation, sick leave, short-term or long-term disability, military leave, jury duty and death leave).

          (b) CONTINUATION OF BENEFITS. For the twelve-month period immediately following the Closing Date, Purchaser shall cause each of the Acquired Companies and their respective subsidiaries to continue to provide to the Affected Employees benefits that are no less favorable in the aggregate than those benefits provided to such employees under the Employment Regulations in effect immediately prior to the Closing Date; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to obligate Purchaser to continue the employment of any Affected Employee following the Closing Date, except as required by any Employment Regulation or Applicable Law.

          (c) SEVERANCE. Notwithstanding anything to the contrary in this Agreement, Purchaser shall cause each of the Acquired Companies and their respective subsidiaries to provide each Affected Employee whose employment is terminated by Purchaser or its subsidiaries during the twelve-month period immediately following the Closing Date with severance benefits that are no less favorable in the aggregate than those provided to Affected Employees under the severance benefit plans, programs, policies, agreements and arrangements of the Acquired Companies and their respective subsidiaries in effect immediately prior to the Closing Date.

          (d) CERTAIN WELFARE BENEFIT MATTERS. Purchaser shall assume, honor and become solely responsible for payment of all liabilities (including all premiums and administrative costs) and performance of all other obligations of Parent, Seller and their respective subsidiaries under any welfare benefit plans of such persons in respect of all medical, dental, life insurance and other welfare benefit claims (including, short-term and long-term disability benefits) incurred on or prior to the Closing Date by or for Affected Employees and former employees of the Acquired Companies and their respective subsidiaries, other than (x) employees transferred to subsidiaries of Parent, other than the Acquired Companies and their respective subsidiaries, prior to the Closing Date in connection with the transactions contemplated in Schedule 5.15 and (y) former employees of the business divisions transferred to subsidiaries of Parent, other than the Acquired Companies and their respective subsidiaries as contemplated in
Schedule 5.15 (each such former employee, individually, a "FORMER EMPLOYEE").

          (e) ADMINISTRATION. Following the date of this Agreement, Seller, Parent and Purchaser shall reasonably cooperate in all matters reasonably necessary to effect the transactions contemplated by this Section 5.06, including, to the extent permitted by Applicable Law, exchanging information and data relating to workers compensation, employee benefits and employee benefit plan coverages, and in obtaining any governmental approvals required hereunder.

          SECTION 5.07. TAX MATTERS. (a) PRE-CLOSING TAX PERIOD TAX RETURNS. (i) As to all Tax Returns of the Acquired Companies and their respective subsidiaries due on or before the Closing Date, Seller shall properly prepare and timely file such Returns and pay Taxes shown as due thereon.

          (ii) As to Income Tax Returns of the Acquired Companies and their respective subsidiaries due after the Closing Date for tax periods ending on or before the Closing Date, Purchaser shall cause each Acquired Company and its subsidiaries to prepare and timely file such Returns in accordance with past practice; PROVIDED, HOWEVER, that (1) Purchaser shall deliver any such Return to Seller at least 20 business days before it is due, except for any such Return due within 30 business days after the Closing Date, which shall be delivered to Seller as soon as commercially practicable prior to the date such Return is due,
(2) Seller shall have the discretion to approve or modify such Return by notice given at least 5 business days before such Return is due, except for any such Return due within 30 business days after the Closing Date, in which case such approval or modification shall be delivered as soon as commercially practicable prior to the date such Return is due; PROVIDED that such Return shall be subject to the consent of Purchaser, which shall not be unreasonably withheld or delayed, and in no event shall be withheld or delayed if such Return is consistent with the Statement, (3) such Return shall be filed (as so approved or modified) on a timely basis by each Acquired Company or its subsidiaries, as applicable, and (4) to the extent that such Income Taxes were not accrued in the Statement and therefore not accounted for in the Adjusted Purchase Price, Seller shall reimburse Purchaser the amount shown to be due on the final version of any such return, after taking into account any credits or net operating loss carry-forwards, prior to the filing thereof.

          (iii) As to Tax Returns (other than Income Tax Returns) of the Acquired Companies and their respective subsidiaries due after the Closing Date for tax periods ending on or before the Closing Date, Purchaser shall cause each Acquired Company and its subsidiaries to prepare and timely file such Returns; PROVIDED, HOWEVER, that (1) Purchaser shall deliver any such Return to Seller at least 20 business days before it is due, except for any such Return due within 30 business days after the Closing Date, which shall be delivered to Seller as soon as commercially practicable prior to the date such Return is due, (2) Seller shall have sole discretion to approve or modify such Return by notice given at least 5 business days before such Return is due, except for any such Return due within 30 business days after the Closing Date, in which case such approval or modification shall be delivered as soon as commercially practicable prior to the date such Return is due, (3) such Return shall be filed (as so approved or modified) on a timely basis by each Acquired Company or its subsidiaries, as applicable, and (4) Seller shall reimburse Purchaser for any amount owed by Seller with respect to such Return in accordance with Section 8.02(xi).

          (iv) Any dispute between the parties under this Section 5.07(a) shall be resolved by the Independent Expert under the principles of Section 1.04(b)(2), except that every effort shall be made by the parties and the Independent Expert to resolve the dispute prior to the due date for the applicable Tax Return.

          (b) STRADDLE PERIOD TAX RETURNS. (i) As to any Tax Return of the Acquired Companies and their respective subsidiaries for a tax period that begins before and ends after the Closing Date (a "STRADDLE PERIOD"), Purchaser shall cause any applicable Acquired Company and its subsidiaries to prepare and timely file such Return and pay all Taxes due with respect thereto; PROVIDED, HOWEVER, that (1) Purchaser shall deliver any such Return to Seller at least 20 business days before it is due, except for any such Return due within 30 business days after the Closing Date, which shall be delivered to Seller as soon as commercially practicable prior to the date such Return is due, (2) Seller shall have the right to examine and comment on any such Return prior to the filing thereof, and such Return will not be filed without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed,
(3) Seller shall either provide such written consent or notice of objection no later than 5 business days before the Return is due, except for any such Return due within 30 business days after the Closing Date, in which case such written consent or notice of objection shall be delivered as soon as commercially practicable, and (4) Seller shall reimburse Purchaser for any amount owed by Seller with respect to such Return in accordance with Section 8.01 or Section 8.02(xi).

          (ii) All Tax Returns for any tax period that includes the Closing Date shall be filed on the basis that the relevant tax period ended as of the close of business on the Closing Date (and thus that Section 5.07(b)(i) does not apply), unless such a Tax Return would be clearly contrary to Applicable Law.

          (iii) Any dispute between the parties under this Section 5.07(b) shall be resolved by the Independent Expert under the principles of Section 1.04(b)(2), except that every effort shall be made by the parties and the Independent Expert to resolve the dispute prior to the due date for the applicable Tax Return.

          (c) TRANSFER TAX RETURNS. Purchaser shall pay all Transfer Taxes; PROVIDED, HOWEVER, that each of Seller, the Acquired Companies and Purchaser shall use reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemption.

          (d) AMENDED TAX RETURNS. After the Closing Date, the Acquired Companies and their respective subsidiaries shall not file any amended Tax Return for a Pre-Closing Tax Period or Straddle Period without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

          (e) COOPERATION. Seller and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns of the Acquired Companies and their respective subsidiaries, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Seller and its affiliates will need access, from time to time after the Closing Date, to certain accounting and Tax records and information held by the Acquired Companies and their respective subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Purchaser shall, and shall cause each Acquired Company and each subsidiary of an Acquired Company to, (i) use its reasonable best efforts to properly retain and maintain such records until such time as Seller agrees that such retention and maintenance is no longer necessary, and (ii) allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

          (f) REFUNDS AND CREDITS. Any refund or credit of Income Taxes of any of the Acquired Companies or any of their respective subsidiaries for any Pre-Closing Tax Period shall be for the account of Seller (excluding refunds or credits arising as a result of the carryback of losses generated from any Post-Closing Tax Period (as defined below)). Any refund or credit of Income Taxes of any of the Acquired Companies or any of their respective subsidiaries for any taxable period (or portion thereof) beginning after the Closing Date (a "POST-CLOSING TAX PERIOD") shall be for the account of Purchaser. Purchaser shall, if Seller so requests and at Seller's expense, cause any of the Acquired Companies or any of their respective subsidiaries to file for and obtain any refunds or credits to which Seller is entitled under this Section 5.07(f). Purchaser and the Acquired Companies shall permit Seller to control the prosecution of any such refund claim. If Seller pays (or causes any of the Acquired Companies or any of their respective subsidiaries to pay prior to the Closing Date) estimated Income Taxes for any Straddle Period in excess of the amount ultimately determined to be due for the portion of such Straddle Period ending on the Closing Date and Purchaser obtains the benefit of such excess payment, Purchaser shall promptly refund such excess to Seller.

          (g) TAX SHARING AGREEMENTS. Seller shall cause the provisions of any Tax sharing agreement (or any equivalent thereof, including profit and loss sharing agreements) between Seller or any of its affiliates (other than the Acquired Companies and any of their respective subsidiaries), and any of the Acquired Companies or any of their respective subsidiaries, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement.

          (h) CLOSING DATE. On the Closing Date, Purchaser shall cause each Acquired Company and each subsidiary of an Acquired Company to conduct its business in the ordinary course in substantially the same manner as currently conducted and on the Closing Date shall not permit any of the Acquired Companies or any of their respective subsidiaries to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in (a) any Tax liability to Seller or any of its affiliates or any indemnification obligation of Seller for the payment of Taxes under Section 8.01(a) or Section 8.02 or (b) any Tax liability to any of the Acquired Companies or any of their respective subsidiaries in excess of Tax liability associated with the conduct of their respective business in the ordinary course.

          SECTION 5.08. PUBLICITY. From the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby (other than the transactions contemplated in Schedule 5.15) shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Applicable Law or the rules or regulations of any U.S. or non-U.S. securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance; PROVIDED, HOWEVER, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby.

          SECTION 5.09. RESIGNATIONS. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations (from the applicable board of directors or supervisory board), effective immediately after the Closing, of all directors and supervisory board members (other than any directors or supervisory board members that were appointed on such boards as representatives of the employees of an Acquired Company or a subsidiary of an Acquired Company) of each of the Acquired Companies and each of their respective subsidiaries who are not employees of any of the Acquired Companies or their respective subsidiaries and shall take such other action as is necessary to accomplish the foregoing; PROVIDED, HOWEVER, that this covenant shall not apply to the directors of Widia India.

         SECTION 5.10. NO USE OF CERTAIN NAMES. (a) Purchaser shall cause each Acquired Company and each subsidiary of an Acquired Company promptly, and in any event (i) within 90 days after the Closing, to revise print advertising and product labeling to delete all references to the Milacron Names (as defined below), except to the extent such use is permitted under the License Agreement and (ii) within 60 days after the Closing, to change Internet domain names and websites, signage and stationery and otherwise discontinue use of the Milacron Names for corporate identification purposes. Purchaser agrees that it will not order any new print advertising, product labeling, signage or stationery, or create any new information or other materials, which uses the Milacron Names after the Closing, except with respect to the use of Milacron Names permitted under the License Agreement. Except as otherwise provided in the License Agreement, in no event shall Purchaser, the Acquired Companies or their respective subsidiaries use any Milacron Names after the Closing in any manner or for any purpose different from the use of such Milacron Names by the Acquired Companies and their respective subsidiaries, as the case may be, during the 90-day period preceding the Closing. Within 60 days after the Closing, Purchaser shall cause each Acquired Company and each subsidiary of an Acquired Company to file applications to amend or terminate any certificate of assumed name or d/b/a or non-U.S. filings so as to eliminate the right of the Acquired Companies and their respective subsidiaries to use the Milacron Names for corporate identification purposes. Immediately prior to the Closing, Seller shall cause the names of each Acquired Company and each subsidiary of an Acquired Company (in each case, to the extent they make use of the Milacron Names) to be changed to names (that do not include the Milacron Names) selected by Purchaser. "MILACRON NAMES" means "Milacron", "Valenite", "Modco" or any name, symbol, logo or trademark that includes "Milacron", "Valenite" or "Modco", any variations and derivatives thereof and any other names, logos, symbols or trademarks of Parent, Seller or their respective affiliates not included in Schedule 2.08.

          (b) Parent and Seller shall, or shall cause their respective subsidiaries to, promptly, and in any event (i) within 90 days after the Closing, revise print advertising and product labeling to delete all references to the Widia Names (as defined below), except to the extent such use is permitted under the License Agreement and (ii) within 60 days after the Closing, change Internet domain names and websites, signage and stationery and otherwise discontinue use of the Widia Names for corporate identification purposes. Parent and Seller agree that neither they nor their respective subsidiaries will order any new print advertising, product labeling, signage or stationery, or create any new information or other materials, which uses the Widia Names after the Closing, except with respect to the use of Widia Names permitted under the License Agreement. Except as otherwise provided in the License Agreement, in no event shall Parent, Seller or their respective subsidiaries use any Widia Names after the Closing in any manner or for any purpose different from the use of such Widia Names by Parent, Seller and their respective subsidiaries, as the case may be, during the 90-day period preceding the Closing. Within 60 days after the Closing, Parent and Seller shall, or shall cause their respective subsidiaries to, file applications to amend or terminate any certificate of assumed name or d/b/a or non-U.S. filings so as to eliminate the right of Parent, Seller and their respective subsidiaries to use the Widia Names for corporate identification purposes. "WIDIA NAMES" means "Widia", "Heinlein", "Werko" or any name, symbol, logo or trademark that includes "Widia", "Heinlein" or "Werko", any variations and derivatives thereof and any other names, logos, symbols or trademarks of the Acquired Companies and their respective subsidiaries, including those set forth in Schedule 2.08.

          SECTION 5.11. NO FURTHER FINANCIAL OBLIGATIONS. Purchaser acknowledges that in the course of conduct by the Acquired Companies and their respective subsidiaries of their respective businesses, Parent, Seller and their respective affiliates (collectively, but excluding the Acquired Companies and their respective subsidiaries, the "SELLER ENTITIES") entered into various arrangements (i) in which guarantees were issued by the Seller Entities or (ii) in which the Seller Entities are the primary obligors on other agreements, in any such case to support or facilitate business transactions or programs of the Acquired Companies and their respective subsidiaries. The financing or other arrangements referred to in the foregoing clauses (i) and (ii) are hereinafter referred to as the "GUARANTEES". The Guarantees are set forth in Schedule 5.11. It is understood that the Guarantees shall not continue after the Closing. Purchaser agrees that Purchaser shall use its reasonable best efforts to obtain replacement Guarantees which will be in effect at the Closing or, in the case of Guarantees described in the foregoing clause (ii), will either terminate the business transactions or programs of the Acquired Companies and their respective subsidiaries supported or facilitated by such Guarantees or arrange for itself or one of its subsidiaries to be substituted as the primary obligor thereon as of the Closing Date. In the event that Purchaser is unable to satisfy the terms of the immediately preceding sentence, Purchaser and its affiliates shall indemnify, defend and hold harmless the Seller Entities from and against any and all Losses (as defined in Section 8.02) incurred by the Seller Entities relating to the Guarantees.

          SECTION 5.12. SUPPORT SERVICES. Purchaser acknowledges that as of the Closing Date, Parent and Seller shall have no obligation to provide any support or other services to any of the Acquired Companies or any of their respective subsidiaries (including any of the services for which allocations were previously paid by the Acquired Companies or their respective subsidiaries).

          SECTION 5.13. POST-CLOSING INFORMATION. Following the Closing, upon reasonable written notice to Purchaser, Purchaser shall, and shall cause the Acquired Companies and their respective subsidiaries to, afford to Seller and its affiliates reasonable access to the personnel, properties, books, contracts, commitments and records of the Acquired Companies and their respective subsidiaries for any reasonable business purpose, including in respect of litigation, insurance matters and financial reporting of Seller and its affiliates; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of the Acquired Companies and their respective subsidiaries.

          SECTION 5.14. LITIGATION MATTERS. With respect to any Proceeding or arbitration by or against an Acquired Company or a subsidiary of an Acquired Company (excluding any such Proceeding or arbitration between Parent or any of its affiliates, on the one hand, and Purchaser or any of its affiliates, on the other hand) (collectively, the "ACTIONS"), to the extent relating to the period prior to the Closing, Purchaser, on the one hand, and Parent and Seller, on the other hand, shall, upon the reasonable request of the other, provide reasonable cooperation and assistance to the other at the requesting party's sole expense in connection therewith. Prior to the Closing Date, Purchaser and Seller shall enter into arrangements such that on and after the Closing Date, Purchaser or Widia Italy shall assume full responsibility for (a) the prosecution, defense and/or settlement and all other aspects of the administration of any Action (including the matters set forth in Schedule 2.12) by or against Milacron Italia S.r.l., a company organized under the laws of the Republic of Italy, relating to its Business (collectively, the "ITALIAN ACTIONS") and (b) the timely payment of any and all losses, damages, liabilities, obligations or expenses related to or arising out of the Italian Actions. After the Closing, Seller shall (x) promptly deliver to Widia Italy the case files relating to the Italian Actions and (y) provide reasonable cooperation and assistance to Widia Italy at Widia Italy's sole expense in connection with the assumption by Widia Italy of the Italian Actions. Neither Parent nor Seller shall be required by this Section 5.14 to take any action that would interfere with the conduct of their business or disrupt their normal operations. In the event that Parent, Seller or one of their respective affiliates (other than the Acquired Companies and any of their respective subsidiaries) is a party to or affected by any Action, Parent or Seller, as the case may be, may, at its own cost and expense, continue to control the prosecution, defense and/or settlement and all other aspects of the administration of that portion of such Action that relates to or affects Parent, Seller or any of their respective affiliates (other than the Acquired Companies and any of their respective subsidiaries), as applicable.

          SECTION 5.15. CERTAIN PRE-CLOSING MATTERS. Prior to the Closing, Seller shall take all reasonable actions necessary to effect the transfers of the employees, assets and liabilities as outlined in Schedule 5.15. Such transfers shall be completed within 90 days after the date of this Agreement.

          SECTION 5.16. PURCHASER'S OBLIGATION TO OBTAIN SEBI EXEMPTION OR UNDERTAKE PUBLIC OFFER. Within the time periods prescribed by SEBI, Purchaser shall do one of the following: (i) apply for and obtain from SEBI a letter (a copy of which shall be promptly delivered to Seller) indicating that the transfer of the Shares to Purchaser is exempt from any requirement of a public offer for shares of Widia India in connection with the Acquisition (a "PUBLIC OFFER") under the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997 (the "SEBI REGULATIONS") and if the SEBI exemption letter is subject to any conditions, Purchaser shall comply with and fulfill all the conditions imposed by SEBI in connection with such exemption, including receipt of any required approval from the shareholders of Widia India; (ii) obtain an opinion of an Indian Senior advocate who is reasonably acceptable to Seller (a copy of which shall be promptly delivered to Seller) indicating that the transfer of the Shares to Purchaser is exempt from any requirement of a Public Offer under the SEBI Regulations; or (iii) undertake a Public Offer and comply with all requirements of the SEBI Regulations applicable thereto. In the event that Purchaser has undertaken a Public Offer, Purchaser shall complete such Public Offer in accordance with the terms of the SEBI Regulations and the directions of SEBI.

          SECTION 5.17. COMMERCIAL ARRANGEMENTS. For the twelve-month period immediately following the Closing Date, each of Parent and Purchaser shall, or shall cause their affiliates to, continue the commercial arrangements outlined in Schedule 5.17 in a manner substantially consistent with current practice (including in accordance with the material terms of such commercial arrangements as outlined in Schedule 5.17).

          SECTION 5.18. NO NEGOTIATION. Until such time as this Agreement shall have been terminated in accordance with Article VII hereof, and provided that Purchaser shall not have breached any of its obligations hereunder, Parent shall not, nor shall it authorize any of its subsidiaries or any investment banker, attorney, accountant or other representative retained by it or by any of its subsidiaries to, (i) solicit any "other bid", (ii) enter into any agreement with respect to any "other bid," or (iii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information not available to such person with respect to, any "other bid". As used in this
Section 5.18, "OTHER BID" shall mean any proposal for (x) a merger or consolidation, (y) a sale of all the equity securities or (z) a sale of all or substantially all of the assets, in each case, of the Acquired Companies and their respective subsidiaries, other than (A) the transactions contemplated by this Agreement, including the transactions contemplated in Schedule 5.15 and (B) the sale of assets in the ordinary course of business.

          SECTION 5.19. INDEMNIFICATION RIGHTS. Following the Closing, Seller shall use commercially reasonable efforts to assign from time to time to Widia Germany, upon Widia Germany's request, (A) Seller's and its affiliates' rights to indemnification under Sections 7.3(a)(ii)-(iv), Section 7.5 and
Section 7.7 of the Stock Purchase Agreement dated as of November 28, 1994 (the "KRUPP STOCK PURCHASE AGREEMENT") among Fried. Krupp AG Hoesch-Krupp, Seller and Cincinnati Milacron Kunststoffmaschimen Europa GmbH and (B) Seller's rights to indemnification under Section 6.5, Article 7, Article 8 and Article 10 of the Acquisition Agreement dated as of September 29, 1998 (the "WERKO ACQUISITION AGREEMENT") among Raimund Knoll, Marzling, Federal Republic of Germany; Gudrun Pfeifer, Haag an der Amper, Federal Republic of Germany; Angelika Knoll, Marzling, Federal Republic of Germany; Rainer Giehler, Wuppertal, Federal Republic of Germany; Franz Pfeifer, Langenbach-Niederhummel, Federal Republic of Germany and Seller, in each case, to the extent (x) such rights relate to claims, costs or damages asserted only against, or incurred or suffered only by, any of the Acquired Companies and their respective subsidiaries and not Seller or any of its affiliates (other than the Acquired Companies and their respective subsidiaries) and (y) Seller and its affiliates (other than the Acquired Companies and their respective subsidiaries) have suffered no Losses (as defined in Section 8.02) as a result of such claims, costs or damages; PROVIDED, HOWEVER, that Seller shall not be required to use commercially reasonable efforts to assign such rights to indemnification to Widia Germany with respect to any claim, cost or damage which is or may be the subject of indemnification under Section 8.02. Purchaser shall pay all costs and expenses of Seller, including third-party legal fees and expenses, incurred in connection with the discharge of Seller's obligations under this Section 5.19.

          SECTION 5.20. INTERCOMPANY LIABILITIES. (a) Prior to the close of business on the Closing Date, Parent shall, and shall cause each of its subsidiaries to, settle (i) all intercompany receivables and payables that were incurred prior to the 60th day preceding the Closing Date and arise from trade transactions between an Acquired Company or a subsidiary of an Acquired Company, on the one hand, and Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), on the other hand, and (ii) all intercompany loans and advances between an Acquired Company or a subsidiary of an Acquired Company, on the one hand, and Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), on the other hand.

          (b) Parent shall, and shall cause each of its subsidiaries (other than the Acquired Companies and their respective subsidiaries) to, settle on the date of payment of the Purchase Price adjustment in accordance with Section 1.04(c) (the "PURCHASE PRICE ADJUSTMENT PAYMENT DATE") all intercompany receivables that
(i) arise from trade transactions between an Acquired Company or a subsidiary of an Acquired Company, on the one hand, and Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), on the other hand, (ii) were incurred within the 60-day period immediately preceding the Closing Date, (iii) are owed to an Acquired Company or a subsidiary of an Acquired Company by Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), (iv) were disclosed on, or reflected in, the Statement and (v) were not otherwise settled prior to or on the Purchase Price Adjustment Payment Date in an amount equal to the amount of such intercompany receivables as disclosed on, or reflected in, the Statement. Purchaser shall, and shall cause each of its subsidiaries (including the Acquired Companies and their respective subsidiaries) to, settle as of the Purchase Price Adjustment Payment Date all intercompany payables that (i) arise from trade transactions between an Acquired Company or a subsidiary of an Acquired Company, on the one hand, and Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), on the other hand, (ii) were incurred within the 60-day period immediately preceding the Closing Date, (iii) are owed by an Acquired Company or a subsidiary of an Acquired Company to Parent or any of its subsidiaries (other than the Acquired Companies and their respective subsidiaries), (iv) were disclosed on, or reflected or reserved against in, the Statement and (v) were not otherwise settled prior to or on the Purchase Price Adjustment Payment Date in accordance an amount equal to the amount of such intercompany payables as disclosed on, or reflected in, the Statement (net of any amounts reserved against such intercompany payables in the Statement).

          SECTION 5.21. NOTARIZATION. On or immediately following the date of this Agreement, Purchaser, Parent and Seller shall execute notarized copies of this Agreement prepared in accordance with German law.

          SECTION 5.22 COLLECTION OF FRENCH ACCOUNTS RECEIVABLE. Purchaser shall, and shall cause each of its subsidiaries (including, on or after the Closing Date, the Acquired Companies and their subsidiaries) to, assist and cooperate with Seller and its subsidiaries in order to effect (a) the transfer to a Seller Entity or a third party designee of Seller of the Discounted Customer Accounts Receivable of Milacron France SAS (the "French Accounts Receivable"), (b) the assumption or extinguishment by a Seller Entity of the indebtedness related to the French Accounts Receivable and (c) the collection by Seller Entities of all amounts due in respect of the French Accounts Receivable. Purchaser shall not, and shall not permit any of its subsidiaries to, interfere with any action taken by a Seller Entity to collect amounts due in respect of the French Accounts Receivable, including contacting customers of Milacron France SAS in connection with such collections. In the event that Purchaser or any of its subsidiaries receives any payments in respect of the French Accounts Receivable, Purchaser or the applicable subsidiary shall promptly forward all cash or other property directly or indirectly received by Purchaser or such subsidiary, including any amounts payable as interest, to the applicable Seller Entity or third party designee, if any.

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

          SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of Purchaser to purchase and pay for the Shares and the obligation of Seller to sell and transfer the Shares is subject to the satisfaction (or waiver by Purchaser and Seller) on or prior to the Closing Date of the following conditions:

          (a) GOVERNMENTAL APPROVALS. All material Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, including any such entity of the Federal Republic of Germany but excluding SEBI, necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred or expired.

          (b) NO INJUNCTIONS OR RESTRAINTS. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts (as required by Section 5.04) to prevent the occurrence or entry of any such legal restraint and to remove or appeal as promptly as possible any such legal restraint.

          (c) CONSUMMATION OF CERTAIN TRANSACTIONS. The transactions outlined in
Schedule 5.15 shall have been consummated.

          SECTION 6.02. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to purchase and pay for the Shares is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Parent in this Agreement shall be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date), in each case except for breaches as to matters that would not, individually or in the aggregate, reasonably be expected to have an Acquired Companies Material Adverse Effect or a Parent Material Adverse Effect, as applicable, and Purchaser shall have received a certificate signed by an authorized officer of each of Seller and Parent, respectively, to such effect.

          (b) PERFORMANCE OF OBLIGATIONS. Each of Seller and Parent shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of each of Seller and Parent, respectively, to such effect.

          (c) CERTIFICATES. Seller shall have delivered to Purchaser a certificate, substantially in the form set forth in Exhibit G hereto, executed by a Managing Director of Seller certifying as of the Closing Date that Seller has taken all corporate action required by its Articles of Association to authorize the execution and delivery of this Agreement and the consummation of the Acquisition. Parent shall have delivered to Purchaser a certificate, substantially in the form set forth in Exhibit H hereto, executed by the Secretary or Assistant Secretary of Parent certifying as of the Closing Date that Parent has taken all corporate action required by its Restated Certificate of Incorporation and By-Laws, as amended to the date of this Agreement, to authorize the execution and delivery of this Agreement and to authorize the performance of its obligations hereunder.

          (d) WIDIA INDIA. (A) The WIS Litigation shall have been settled in accordance with the Settlement Agreement dated as of May 3, 2002 (the "SETTLEMENT AGREEMENT"), among Parent, Widia Germany, Meturit AG, SAK and certain of its affiliates; and (B) Meturit shall have purchased the Series B equity shares of Widia India held by SAK in accordance with the Share Purchase Agreement dated as of May 3, 2002 (the "SHARE PURCHASE AGREEMENT"), among Parent, Widia Germany, Meturit AG and SAK.

          SECTION 6.03. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to sell and transfer the Shares is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser made in this Agreement shall be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date), in each case except for breaches as to matters that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.04.

                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

          SECTION 7.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

          (i) by mutual written consent of Seller and Purchaser;

          (ii) by Seller if any of the conditions set forth in Section 6.01 or
     6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

          (iii) by Purchaser if any of the conditions set forth in Section 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

          (iv) by Seller or Purchaser, if the Closing does not occur on or prior to September 30, 2002;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Purchaser shall return all documents and other material received from Parent, Seller, the Acquired Companies or any other affiliate of Parent or Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

          (ii) all confidential information received by Purchaser with respect to the business of Parent, Seller and their respective affiliates (including the Acquired Companies and their respective subsidiaries) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          SECTION 7.02. EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it,
(ii) Section 10.03 relating to certain expenses, (iii) Section 5.05 relating to finder's fees and broker's fees, (iv) Section 7.01 and this Section 7.02 and (v)
Section 5.08 relating to publicity. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

          SECTION 8.01. TAX INDEMNIFICATION. (a) Subject to the limitations set forth in Section 8.05, from and after the Closing Date, Seller shall indemnify Purchaser and its affiliates (including the Acquired Companies and their respective subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives (the "PURCHASER INDEMNITEES") against and hold them harmless from (i) all liability for Income Taxes of the Acquired Companies and their respective subsidiaries for the Pre-Closing Tax Period and (ii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) above. Notwithstanding the foregoing, Seller shall not indemnify and hold harmless any Purchaser Indemnitee from any liability for Taxes attributable to any action taken on or after the Closing Date by Purchaser, any of its affiliates (including the Acquired Companies or any of their respective subsidiaries), or any transferee of Purchaser or any of its affiliates (other than any such action expressly required by Applicable Law or by this Agreement) (a "PURCHASER TAX ACT") or attributable to a breach by Purchaser of its obligations under this Agreement.

          (b) From and after the Closing Date, Purchaser shall indemnify Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "SELLER INDEMNITEES") against and hold them harmless from (i) all liability for Taxes other than Income Taxes of the Acquired Companies and their respective subsidiaries for all taxable periods whether ending before, on or after the Closing Date, except to the extent provided in Section 8.02, and for Income Taxes for any Post-Closing Tax Period,
(ii) all liability for Taxes attributable to a Purchaser Tax Act or to a breach by Purchaser of its obligations under this Agreement, and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) or
(ii) above.

          (c) In the case of any Straddle Period, Income Taxes shall be allocated to the Pre-Closing Tax Period calculated on the basis that the applicable Tax period ends on the close of business on the Closing Date.

          SECTION 8.02. OTHER INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Section 8.05 or Section 8.06, from and after the Closing, Seller shall indemnify, defend and hold harmless the Purchaser Indemnitees against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees, fines and similar penalties and expenses (collectively, "LOSSES"), to the extent arising or resulting from any of the following:


          (i) any breach of any representation or warranty of Seller or Parent contained in this Agreement;

          (ii) any breach of any covenant of Seller or Parent contained in this Agreement;

          (iii) any fees, expenses or other payments incurred or owed by Seller to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement;

          (iv) any breach by Seller or any of its affiliates of any term of the Krupp Stock Purchase Agreement (excluding any exhibits thereto);

          (v) any breach by Seller of any term of the Werko Acquisition Agreement (excluding any exhibits thereto);

          (vi) any pre-Closing breach by Widia Germany of any term of the Asset Purchase Agreement dated as of August 22, 2000 between Widia Germany and Magnequench, Inc. (excluding any exhibits thereto);

          (vii) the Excluded Liabilities (as defined in Section 10.05(b));

          (viii) any breach by Parent or any of its subsidiaries of their respective obligations to SAK Industries Limited ("SAK") under (A) the Promotion Agreement dated as of September 30, 1963 between SAK and Meturit AG, (B) the Settlement Agreement dated as of December 20, 1994 (the "KRUPP SETTLEMENT AGREEMENT") among Fried. Krupp AG Hoesch-Krupp, Widia GmbH, Meturit AG, SAK and certain associates and nominees of SAK, (C) the Shareholders' Agreement dated as of December 20, 1994 (the "SHAREHOLDERS' AGREEMENT") among SAK, Widia GmbH and Meturit AG, in each case arising or resulting from the consummation of the Acquisition, (D) the Share Purchase Agreement and (E) the Settlement Agreement;

          (ix) the matters set forth in the report mentioned in Schedule 2.14(a), but only to the extent that the effect of such matters has not been disclosed on, or reflected or reserved against in, the Reference Statement or the Statement;

          (x) any claim that the purchase and sale of the Shares or the transactions contemplated hereby give rise to any retention bonus or change of control payment pursuant to an arrangement that was entered into at any time during the fifteen-month period immediately preceding the date of this Agreement in contemplation of the sale of Seller's Widia business;

          (xi) any Taxes (other than Income Taxes) of the Acquired Companies and their respective subsidiaries attributable to the Pre-Closing Tax Period; and

          (xii) the matters set forth in paragraphs II and III of Schedule 2.11(b);

PROVIDED, HOWEVER, that (i) no Losses relating to the payment of Taxes shall be covered by this Section 8.02, other than to the extent Section 8.02(i) relates to Section 2.11 and other than as provided in Section 8.02(xi), (ii) Taxes shall be covered by this Section 8.02 only to the extent the aggregate amount of such Taxes exceeds the aggregate amount of such Taxes disclosed on, or reflected or reserved against in, the Reference Statement or the Statement and (iii) no Loss shall be indemnified under both Section 8.01 and Section 8.02.

          SECTION 8.03. OTHER INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser shall indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Losses (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Section 8.01), to the extent arising or resulting from any of the following:

          (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

          (ii) any breach of any covenant of Purchaser contained in this Agreement;

          (iii) any guarantee or obligation to assure performance given or made by Parent, Seller or any of their respective affiliates (other than the Acquired Companies or any of their respective subsidiaries) with respect to any obligation of any of the Acquired Companies or their respective subsidiaries;

          (iv) all obligations, liabilities and commitments of whatever kind and nature, primary or secondary, direct or indirect, express, implied, liquidated, absolute, contingent or otherwise, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, of an Acquired Company or a subsidiary of an Acquired Company, including any such obligations or liabilities relating to
     (x) any Acquired Companies Contract or any agreement, lease, license, permit, plan or commitment that, because it fails to meet the relevant threshold amount or term, is not included within the definition of Acquired Companies Contracts, (y) any Acquired Companies Benefit Plan or (z) any Action, except, in any such case, to the extent Seller is required to provide indemnification for such obligations, liabilities and commitments under Section 8.02;

          (v) any noncompliance by Purchaser or any of its affiliates (including the Acquired Companies and their respective subsidiaries) with the SEBI Regulations or the directions of SEBI in connection with the Acquisition;

          (vi) any discontinuance, suspension or modification on or after the Closing Date of any Acquired Companies Benefit Plan; and

          (vii) any claim that the purchase and sale of the Shares or the transactions contemplated hereby give rise to any severance or other benefits under any Benefit Plan or otherwise, except to the extent Seller is required to provide indemnification for such claims under Section 8.02(x).

          SECTION 8.04. INDEMNIFICATION PROCEDURES. (a)(i) PROCEDURES RELATING TO INDEMNIFICATION OF THIRD PARTY CLAIMS. If any party (the "INDEMNIFIED PARTY") receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment (in each case other than with respect to Taxes) for which indemnity may be sought under Section 8.02 or 8.03 (a "THIRD PARTY CLAIM"), and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, the Indemnified Party shall promptly provide the other party (the "INDEMNIFYING PARTY") with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice of a Third Party Claim to give notice to assume the defense thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of its choice. So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (C) the Indemnifying Party will not (i) admit to any wrongdoing or (ii) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for equitable relief, in each case, without the prior written consent of the Indemnified Party (such written consent will not be withheld or delayed unreasonably). The parties will use reasonable best efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party's prior written consent.

          (ii) PROCEDURES FOR NON-THIRD PARTY CLAIMS. The Indemnified Party will notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, giving rise to the claim of indemnity pursuant hereto. The failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except only to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice to give notice of dispute of the claim to the Indemnified Party. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

          (b) PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. (i) If one party is responsible for the payment of Taxes pursuant to Section 8.01 or
Section 8.02 of this Agreement (the "TAX INDEMNIFYING PARTY"), and another party to this Agreement (the "TAX INDEMNIFIED PARTY") receives a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "TAX CLAIM") with respect (in whole or in part) to such Taxes, the Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of such Tax Claim. The Tax Indemnifying Party shall assume and control the applicable audit or examination and the defense of a Tax Claim involving any Taxes for which it has an obligation to indemnify the Tax Indemnified Party pursuant to Section 8.01 or Section 8.02 of this Agreement, and the Tax Indemnified Party and its affiliates agree to cooperate with the Tax Indemnifying Party in pursuing such contest, including execution of any powers of attorney in favor of the Tax Indemnifying Party. Notwithstanding anything to the contrary contained herein, the Tax Indemnifying Party shall keep the Tax Indemnified Party informed of all material developments and events relating to such Tax Claim and the Tax Indemnified Party, at its own cost and expense and with its own counsel, shall have the right to participate in (but not control) the applicable audit or examination and defense of such Tax Claim.

          (ii) In no case shall any Tax Indemnified Party settle or otherwise compromise any Tax Claim without the Tax Indemnifying Party's prior written consent. None of the parties hereto shall settle a Tax Claim relating solely to Income Taxes of any of the Acquired Companies or any of their respective subsidiaries for a Straddle Period without the other party's prior written consent.

          SECTION 8.05. LIMITATIONS ON TAX INDEMNIFICATION. Seller shall not have an obligation to indemnify and hold harmless Purchaser or its affiliates for the payment of Taxes pursuant to Section 8.01(a) or Section 8.02 unless Seller receives a written notice of a claim for indemnification prior to the time the applicable statute of limitation with respect to the liability for Taxes in question expires. Seller shall be liable for Taxes pursuant to Section
8.01 or Section 8.02 or for a breach of Section 2.11 for Losses relating to the payment of Taxes when and only to the extent Taxes have become due and payable by any of the Purchaser Indemnitees and would not have been payable but for the fact that causes a Loss under Section 8.01 or Section 8.02. Notwithstanding anything to the contrary in this Agreement, Seller's indemnification obligations for a breach of Section 2.11(h) shall survive indefinitely.

          SECTION 8.06. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the foregoing provisions of this Article VIII:

          (i) Seller shall not be responsible, pursuant to Section 8.02(i), for any indemnifiable Losses suffered by any Purchaser Indemnitee arising out of a breach of any representation or warranty of Parent or Seller included herein unless a claim therefor is asserted in writing prior to the close of business on the eighteenth month anniversary of the Closing Date, failing which such claim shall be waived and extinguished; PROVIDED, HOWEVER, that a claim with respect to a breach of (A) the representations and warranties of Seller set forth in Sections 2.02 or 2.05 to the extent it relates to title to the Shares may be made if asserted in writing at any time after the Closing Date, (B) the representations and warranties of Seller set forth in Sections 2.11(a) through (g) may be made if asserted in writing at any time after the Closing Date until 30 days following the applicable statute of limitations and (C) the representations and warranties of Seller set forth in Sections 2.14(b) or 2.14(c) may be made if asserted in writing prior to the close of business on the fourth-year anniversary of the Closing Date, in each case failing which such claims shall be waived and extinguished;

          (ii) Seller shall not be liable, pursuant to Section 8.02(i) or
     Section 8.02(xi), for (w) any Losses suffered by any Purchaser Indemnitee arising out of any breach of the representations and warranties of Parent or Seller (other than the representations and warranties of Seller set forth in Sections 2.14(b) or 2.14(c)) or pursuant to Section 8.02(xi) unless the aggregate of all such Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, an amount equal to
     (euro)2,500,000, and then only to the extent of any such excess, (x) any Losses suffered by any Purchaser Indemnitee arising out of any breach of the representations and warranties of Seller set forth in Sections 2.14(b) or 2.14(c) unless the aggregate of all such Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, an amount equal to
     (euro)7,199,025 or (y) any individual items where the Loss relating thereto is less than (euro)7,500 and such items shall not be aggregated for purposes of the immediately preceding clauses (w) and (x); PROVIDED, HOWEVER, that this clause (ii) shall not be applicable to any Losses suffered by the Purchaser Indemnitees as a result of any breach of the representations and warranties of Seller set forth in Sections 2.02 or 2.05 to the extent it relates to title to the Shares;

          (iii) the aggregate liability of Seller hereunder, pursuant to Section 8.02(i) (except for any breach of the representations and warranties of Seller set forth in Sections 2.02 or 2.05 to the extent it relates to title to the Shares) and pursuant to Section 8.02(xi), for Losses suffered by the Purchaser Indemnitees shall in no event exceed (euro)84,726,990;

          (iv) the aggregate liability of Seller hereunder, pursuant to Section 8.02(i) solely with respect to any breach of the representations and warranties of Seller set forth in Sections 2.02 or 2.05 to the extent it relates to title to the Shares for Losses suffered by the Purchaser Indemnitees shall in no event exceed (euro)188,282,202;

          (v) Seller shall have liability pursuant to Section 8.02(i) for Losses arising from any breach of the representations and warranties contained in Sections 2.14(b) or 2.14(c) only to the extent such Losses were incurred to comply with any applicable

     Environmental Laws or any order or directive arising thereunder; PROVIDED, HOWEVER, that Seller shall not have liability for such Losses to the extent Purchaser or any other party after Closing contributed to the condition or circumstance forming the basis of such Losses; and

          (vi) no party hereto shall be liable to the others for indirect, special, incidental, consequential or punitive damages claimed by such other parties under the terms of this Agreement.

          In no event shall Seller be obligated to indemnify Purchaser or any other person with respect to any matter to the extent that Purchaser received a benefit from the reflection of such matter in the result of the calculation of the adjustment to the Purchase Price, if any, pursuant to Section 1.04(c).

          (b) Purchaser acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in this Agreement, none of Seller, the Acquired Companies, the subsidiaries of any of the Acquired Companies or any other person has made any representation or warranty either expressed or implied (A) with respect to the Acquired Companies and their respective subsidiaries or their respective assets and liabilities, the transactions contemplated hereby or the Shares or (B) as to the accuracy or completeness of any information regarding the Acquired Companies and their respective subsidiaries furnished or made available to Purchaser and its representatives and (ii) Purchaser shall have no claim or right to indemnification pursuant to this Article VIII and none of Parent, Seller, the Acquired Companies, the subsidiaries of the Acquired Companies or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any information, documents or materials furnished by Parent, Seller, any of the Acquired Companies or any of their respective affiliates, officers, directors, employees, agents or advisors to Purchaser, including the Confidential Information Memorandum relating to the Metalcutting Tools Business of Parent dated February 2001 and the Confidential Information Memorandum relating to the Metalworking Technologies Group of Parent dated February 2001, both of which were prepared by Credit Suisse First Boston Corporation, and any information, documents or material made

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                                                                              70

available to Purchaser in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated hereby.

          (c) Purchaser further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Acquired Companies and their respective subsidiaries or their respective assets and liabilities, the transactions contemplated hereby and the Shares (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article
VIII. In furtherance of the foregoing, Purchaser (on behalf of itself and its affiliates (including the Acquired Companies)) hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) Purchaser, any of the Acquired Companies or any of their respective subsidiaries or any other Purchaser Indemnitee may have against Seller or any of its affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article VIII).

          SECTION 8.07. CALCULATION OF INDEMNITY PAYMENTS. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered by the Indemnified Party under insurance policies or under any underground storage tank or similar environmental reimbursement program with respect to such Loss. The Indemnified Party agrees to use its reasonable best efforts to pursue and collect on any recovery available from any insurance policy available to it and to net any such recovery against any claim for indemnification hereunder or, if an indemnification claim has already been resolved, against the amount paid pursuant to such resolution. The amount of any Loss with respect to Widia India for which indemnification is provided under this Article VIII to the Purchaser Indemnitees shall be calculated based on the percentage of the share capital of Widia India held, directly or indirectly, by Purchaser as of the date such Loss is incurred.

          SECTION 8.08. TAX TREATMENT OF INDEMNIFICATION. For all Tax purposes, Purchaser and Seller agree to treat

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                                                                              71

any indemnity payment under this Agreement as an adjustment to the Purchase
Price.

          SECTION 8.09. AUDIT ADJUSTMENTS RELATING TO INCOME TAXES. If as a result of an Income Tax audit that involves any of the Acquired Companies or their respective subsidiaries there is an adjustment to an item which results in the Purchaser or Seller incurring a Tax detriment and the other party realizing a corresponding Tax benefit, then the party receiving such Tax benefit will pay to the other party the amount of such Tax benefit actually realized within 30 days, but only to the extent of such Tax detriment.

          SECTION 8.10. PARENT'S GUARANTEE OF INDEMNITY. (a) In order to induce Purchaser to enter into this Agreement, Parent hereby unconditionally and irrevocably guarantees to Purchaser and the other Purchaser Indemnitees the full performance by Seller of its indemnification obligations, including the prompt and complete payment by Seller when due, and at all times thereafter, of all amounts payable by Seller, under Article VIII of this Agreement (the "GUARANTEED OBLIGATIONS").

          (b) Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Purchaser upon the provisions of this Section 8.10; and all dealings between Seller or Parent, on the one hand, and Purchaser, on the other hand, shall likewise conclusively be presumed to have been had or consummated in reliance upon the provisions of this Section 8.10. Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller, any other guarantor or itself with respect to the Guaranteed Obligations. The obligations of Parent under this Section 8.10 shall be construed as a continuing, absolute and unconditional guaranty of payment (and not of collection).

          (c) Purchaser agrees that notwithstanding anything contained herein to the contrary, except as provided in the last sentence of this Section 8.10(c), Parent shall not be obligated to pay any Guaranteed Obligations to the extent that Seller is not required to pay its indemnification obligations to which such Guaranteed Obligation relates as a result of any claim of offset, counterclaim or other defense available to Seller with respect to its indemnification obligations under this

Agreement or any of the Ancillary Agreements (collectively, "SELLER DEFENSES"). In furtherance thereof, Parent shall be entitled to assert as a valid defense to payment of the Guaranteed Obligations by Parent hereunder, any Seller Defense to the same extent that any such Seller Defense could be asserted by Seller in any action brought by Purchaser to enforce its rights to indemnification under this
Article VIII against Seller. Notwithstanding the foregoing provisions of this
Section 8.10(c), in no event shall any stay or discharge of the Guaranteed Obligations as a result of any insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller give rise to any defense to payment by Parent under this Section 8.10.

          (d) The obligations of Parent under this Section 8.10 shall continue to be effective, or be reinstated, as the case may be, if at any time the payment or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller, all as though such payments had not been made.

          (e) No failure or delay on the part of Purchaser in the exercise of any power, right or privilege under this Section 8.10 shall impair such power, right or privilege by being construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                   ARTICLE IX

                        Non-Solicitation; Non-Competition
                        ---------------------------------

          SECTION 9.01. COVENANT NOT TO SOLICIT FOR EMPLOYMENT. For a period of one year from and after the Closing Date, each of Seller and Parent shall not, and shall cause each of its subsidiaries not to, solicit any director or officer of an Acquired Company or subsidiary of an

Acquired Company or any of the other employees of the Acquired Companies and their respective subsidiaries set forth in Schedule 9.01 (such directors, officers and other employees, collectively, the "COVERED PERSONS"); PROVIDED, HOWEVER, that the foregoing provisions shall not apply to (i) a general advertisement or solicitation program that is not specifically targeted at the Covered Persons, (ii) the solicitation of any Covered Person whose employment by the applicable Acquired Company or subsidiary of an Acquired Company has been terminated or (iii) in the case of Covered Persons who are non-employee directors of an Acquired Company or a subsidiary of an Acquired Company, the solicitation of such persons who no longer hold such directorship.

          SECTION 9.02. COVENANT NOT TO COMPETE. Except as provided in Section 9.03, for a period of three years from and after the Closing Date, each of Seller and Parent shall not, and shall cause its subsidiaries not to, engage, directly or indirectly, in the business of manufacturing, marketing or selling of inserts, tool holders, tungsten carbide powder, carbide wear products (including rods, dies, paper knives and seal rings), high speed steel and carbide drills and taps, and other metalworking round tools (the "BUSINESS") within Europe and India (the "GEOGRAPHIC AREA"); PROVIDED, HOWEVER, that (i) Seller, Parent or their respective subsidiaries may own as a passive investment, directly or indirectly, equity or equity-linked securities of any corporation or other entity engaged in the Business if Seller, Parent or their respective subsidiaries do not, directly or indirectly, beneficially own in the aggregate more than 5% of the outstanding shares of such entity; (ii) Seller, Parent or their respective subsidiaries may own as an investment, directly or indirectly, any instrument of indebtedness of any corporation or other entity engaged in the Business; and (iii) Seller, Parent or their respective subsidiaries may own any corporation or other entity engaged in the Business within the Geographic Area if such Business within the Geographic Area accounts for less than 20% of such entity's consolidated annual revenues or assets; PROVIDED, HOWEVER, that Seller shall dispose of any such corporation's or other entity's Business within the Geographic Area within one year after the acquisition by Seller of such corporation or other entity.

          SECTION 9.03. PERMITTED ACTIVITIES OF SELLER AND PARENT. Notwithstanding anything in Section 9.02 to the

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                                                                              74

contrary, (A) the plastics technologies group of Parent and its subsidiaries shall not be prevented from (i) continuing to engage in, conducting or having an ownership interest in any business which it currently is engaging in, conducting or in which it currently has an ownership interest (other than the Acquired Companies and their respective subsidiaries), and any reasonable extension or development thereof, (ii) treating the provisions of Section 9.02 as having terminated at the time and to the extent none of Purchaser and its subsidiaries continues to conduct in any material respect any aspect of the Business and
(iii) engaging in, conducting or having an ownership interest in any business that supplies goods or services primarily to Seller, Parent or any of their respective affiliates and (B) the provisions of Section 9.02 shall not apply to the Valenite metalcutting tools business of Parent and its subsidiaries, which is subject to the Widia Distribution Agreement and the Valenite Distribution Agreement.

                                    ARTICLE X

                               General Provisions
                               ------------------

          SECTION 10.01. Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto, except that (a) Purchaser may assign its right to purchase any of the Milacron Germany Ordinary Shares, the Widia Netherlands Ordinary Shares, the Widia Spain Ordinary Shares, the Widia U.K. Ordinary Shares, the Widia France Ordinary Shares and the Widia Italy Ordinary Shares, in each case, in their entirety, hereunder to any of its direct or indirect subsidiaries in which Purchaser holds, directly or indirectly, more than 90% of the shares of capital stock issued and outstanding thereof without the prior written consent of Seller, (b) Seller may assign any rights and obligations hereunder to any of the Seller Entities without the prior written consent of Purchaser and (c) an assignment by operation of law in connection with a merger or consolidation shall not require the consent of the other parties hereto. Notwithstanding the foregoing, each of Seller and Purchaser shall remain liable for all of their respective obligations under this Agreement. Subject to the first sentence of this Section 10.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 10.01 shall be void.

          SECTION 10.02. NO THIRD-PARTY BENEFICIARIES. Except as provided in
Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 10.03. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement and the Ancillary Agreements, including the fees and expenses of any attorneys, accountants, brokers or other advisors employed or retained by or on behalf of such party. Notwithstanding anything to the contrary herein, Purchaser shall be responsible for the payment of all (i) costs relating to the execution and delivery of the notarial share transfer agreement with respect to the Milacron Germany Ordinary Shares (substantially in the form set forth in Exhibit A hereto), the title transfer documents with respect to the other Shares (substantially in the forms set forth in Exhibits B through F hereto) and notarized copies of this Agreement prepared in accordance with German law and any other Applicable Law to the extent required thereby in connection with the consummation of the transfer of the other Shares, including the fees and expenses of any notary public in the presence of which such agreements will be executed, and (ii) fees, costs, and expenses relating to filings with or submissions to any Governmental Entity made in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the Acquisition and the other transactions contemplated herein and therein (other than the transactions contemplated in Schedule 5.15).

          SECTION 10.04. NOTICES. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; PROVIDED that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via an international courier service and, in each case, addressed to a party at the following address for such party:

          (i) if to Parent,

               Milacron Inc.
               2090 Florence Avenue
               Cincinnati, OH 45206-2425

               Attention: General Counsel
               Facsimile:  (513) 487-5969

          with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019-7475

               Attention:  Mark I. Greene, Esq.
               Facsimile:  (212) 474-3700

          (ii)  if to Seller,

               Milacron B.V.
               P.O. Box 463
               3130 AL Vlaardingen
               The Netherlands

               Attention: Managing Director
               Facsimile:  31 10 4450 056

          with a copy to:

               Milacron Inc.
               2090 Florence Avenue
               Cincinnati, OH 45206-2425

               Attention: General Counsel

               Facsimile: (513) 487-5969

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                                                                              77

               and

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019-7475

               Attention:  Mark I. Greene, Esq.
               Facsimile:  (212) 474-3700

          (iii) if to Purchaser,

               Kennametal Inc.
               1600 Technology Way
               Latrobe, PA 15650

               Attention:  David W. Greenfield, Vice
                           President, Secretary and General

                                     Counsel
               Facsimile:  (724) 539-3839

          with a copy to:

               Buchanan Ingersoll Professional
               Corporation
               One Oxford Centre, 20th Floor
               301 Grant Street
               Pittsburgh, PA 15219

               Attention:  Ronald Basso, Esq.
               Facsimile:  (412) 562-1041

or to such other address(es) as shall be furnished in writing by any such party to each of the other parties hereto in accordance with the provisions of this
Section 10.04.

          SECTION 10.05. HEADINGS; CERTAIN DEFINITIONS. (a) The descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Schedule to this Agreement and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to be references to Articles or Sections

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                                                                              78

hereof or Exhibits or Schedules hereto unless otherwise indicated.

          (b)  For all purposes hereof:

          "ACQUIRED COMPANIES MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the business, financial condition or results of operations of the Acquired Companies and their respective subsidiaries, taken as a whole, or (ii) on the ability of Seller to consummate the Acquisition. For purposes of this Agreement, "Acquired Companies Material Adverse Effect" shall exclude any effects to the extent resulting from (A) changes in the United States or foreign economies in general, (B) changes in the Acquired Companies' and their respective subsidiaries' industries in general and not specifically relating to the Acquired Companies or their respective subsidiaries or (C) the execution of this Agreement or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

          "AFFILIATE" of any party means any person or entity controlling, controlled by or under common control with such party.

          "BUSINESS DAY" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

          "EXCLUDED LIABILITIES" means any debt, liability, commitment or obligation of any kind or nature whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise, whether presently in existence or arising hereafter, arising out or resulting from (i) the assets, business, activities, employees or operations of the businesses or divisions to be transferred (i.e., spun out) prior to the Closing from Widia U.K., Widia France and Widia Spain, as contemplated under Section 5.15 and further outlined in Schedule 5.15 or (ii) the consummation of the transactions outlined in Schedule 5.15.

          "(euro)" or "euro" means the single currency introduced at the start of the third stage of European Economic and Monetary Union on January 1, 1999, pursuant to the Treaty of Rome establishing the European Economic

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                                                                              79

Community, as amended by the Treaty on the European Union, signed at Maastricht on February 7, 1992.

          "INCLUDING" means including, without limitation.

          "KNOWLEDGE" means (i), with respect to Seller, the actual knowledge of James Christie, David Dickey, Jeff Barrett, Holm Oostveen, Lothar Paasch, Horst Lonkowski, Reiner Niedergesass-Galhen, Gerd Wagner, Hendrikus van den Berg, Peter Dohmann, Erwin Stallwitz or Isabella Fabig or (ii), with respect to Parent, the actual knowledge of Ronald Brown, James Christie, David Dickey or Hugh O'Donnell.

          "ORGANIZATIONAL DOCUMENTS" means (a) in the case of a corporation, the certificate of incorporation and the bylaws or the articles of association, as applicable, (b) in the case of a general partnership, the partnership agreement and any statement of partnership, (c) in the case of a limited partnership, the limited partnership agreement and the certificate of limited partnership and (d) in the case of any other entity, any charter or equivalent document adopted or filed in connection with the creation, formation or organization of such entity.

          "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          "SUBSIDIARY" of any person means another person, an amount of voting securities or other voting ownership or voting partnership interests of which that are sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person. For the avoidance of doubt, Widia India is a subsidiary of Milacron Germany.

          SECTION 10.06. COUNTERPARTS; NOTARIZATION. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by telecopier, receipt acknowledged, to the other parties hereto. This Agreement shall be notarized by a notary public in accordance with (x) German law (I.E.,

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                                                                              80

before a German or qualified Swiss notary public) and (y) any other Applicable Law to the extent required thereby in connection with the consummation of the transfer of the Shares, as promptly as practicable following the execution hereof.

          SECTION 10.07. INTEGRATED CONTRACT; EXHIBITS/SCHEDULES. This Agreement, including the Schedules (and the Introduction thereto) and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of
Section 10.12 hereof, the Confidentiality Agreement and the Ancillary Agreements, including the schedules and exhibits thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Confidentiality Agreement or the Ancillary Agreements other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement (including the Schedules (and the Introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements (including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control.

          SECTION 10.08. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          SECTION 10.09. GOVERNING LAW. This Agreement and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

          SECTION 10.10. CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.10. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 10.11. WAIVER OF JURY TRIAL. Each party hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement, any transaction contemplated hereby or any dispute relating hereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party

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                                                                              82

would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

          SECTION 10.12. AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by or on behalf of each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

          IN WITNESS WHEREOF, each of Parent, Seller and Purchaser has duly executed this Agreement as of the date first written above.

                         MILACRON INC.,

                            by /s/ Ronald D. Brown
                            ---------------------------
                               Name:  Ronald D. Brown
                               Title: Chairman, President, & Chief Executive
                                      Officer

                         MILACRON B.V.,
                            by /s/ G. Van Deventer
                            ---------------------------
                               Name:  G. Van Deventer
                               Title: Managing Director

                         KENNAMETAL INC.,
                            by /s/ Stanley B. Duey, Jr.
                            ---------------------------
                               Name:  Stanley B. Duey, Jr.
                               Title: Vice President, Chief Administrative
                                      Officer